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                                                                    Exhibit 99.1

















                              ALLIANCE DATA SYSTEMS

                       401(k) AND RETIREMENT SAVINGS PLAN


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                                    PREAMBLE

BSI Business Services, Inc. adopted the BSI Business Services, Inc. 401(k) and Retirement Savings Plan (hereinafter referred to as the "Plan") effective as of January 24, 1996. The purpose of the Plan is to provide eligible employees with additional retirement benefits by affording employees the opportunity to participate in a plan under which they can elect to have a portion of their salary paid directly into the Plan on their behalf by the Company. The Plan is intended to be a profit sharing plan qualifying under Section 401 (a) of the Code with a cash or deferred arrangement qualifying under Section 401(k) of the Code.

BSI Business Services, Inc. was renamed ADS Alliance Data Systems, Inc. Accordingly, the Plan was amended, restated and renamed the "Alliance Data Systems 401(k) and Retirement Savings Plan", effective as of January 1, 1997.

The Plan is again being amended and restated to reflect: (1) the merger of the Plan and the World Financial Network National Bank Savings and Retirement Plan;
(2) the participation in the Plan by World Financial Network National Bank Employees as of January 1, 1998; and (3) changes to the Plan required by applicable federal law for the Plan to be tax-qualified under the Internal Revenue Code (the "Code") of 1986, as amended. The Plan, as amended and restated as set forth herein is generally effective January 1, 1998, but certain provisions are retroactively effective to the extent required for the Plan to be tax-qualified under the Code.

The Plan is intended to conform to the requirements of the Employee Retirement Income Security Act of 1974 (hereinafter referred to as "ERISA"), as amended, and the regulations issued thereunder; the provisions of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder; and other applicable Federal laws and regulations.


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1    DEFINITIONS.....................................................1
   1.1     Account...........................................................1
   1.2     Accrued Benefit...................................................1
   1.3     Actual Deferral Percentage........................................1
   1.4     Adjustment Factor.................................................1
   1.5     Annuity Commencement Date.........................................1
   1.6     Average Actual Deferral Percentage................................1
   1.7     Average Contribution Percentage...................................2
   1.8     Benefits Administration Committee.................................2
   1.9     Beneficiary.......................................................2
   1.10    Board of Directors................................................2
   1.11    Code..............................................................2
   1.12    Company...........................................................2
   1.13    Company Account...................................................2
   1.14    Compensation......................................................3
   1.15    Contribution Percentage...........................................5
   1.16    Deposit Election..................................................5
   1.17    Deposits..........................................................6
   1.18    Effective Date....................................................6
   1.19    Eligibility Computation Period....................................6
   1.20    Employee..........................................................6
   1.21    Employer..........................................................6
   1.22    Employer Matching Contributions...................................7
   1.23    Employment Commencement Date......................................7
   1.24    Entry Date........................................................8
   1.25    ERISA.............................................................8
   1.26    Excess Aggregate Contributions....................................8
   1.27    Excess Contributions..............................................8
   1.28    Excess Deferrals..................................................8
   1.29    Forfeiture Account................................................8
   1.30    Highly Compensated Employee.......................................8
   1.31    Hour of Service...................................................9
   1.32    Investment Fund(s)...............................................11
   1.33    J.C. Penney Stock Ownership Plan.................................11
   1.34    Leased Employee..................................................11
   1.35    Leave of Absence.................................................12
   1.36    Long-Term Incentive Compensation Plan............................12
   1.37    Nonhighly Compensated Employee...................................12
   1.38    Normal Retirement Age............................................12
   1.39    One-Year Break in Service........................................12
   1.40    Participant......................................................13
   1.41    Period of Military Service.......................................13
   1.42    Personal Accounts................................................13
   1.43    Plan.............................................................13


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   1.44    Plan Year........................................................14
   1.45    Prior Plan.......................................................14
   1.46    Prior Plan Year Average Actual Deferral Percentage...............14
   1.47    Prior Plan Year Average Contribution Percentage..................14
   1.48    Profit Incentive Compensation....................................14
   1.49    Reemployment Commencement Date...................................14
   1.50    Retirement Contributions.........................................15
   1.51    Rollover Account.................................................15
   1.52    Rollover Contribution............................................15
   1.53    Separation from Service..........................................15
   1.54    Spouse...........................................................15
   1.55    Tax Deferred Deposits............................................15
   1.56    Taxed Deposits...................................................16
   1.57    The Limited Retirement Plan......................................16
   1.58    The Limited Stock................................................16
   1.59    Total and Permanent Disability...................................16
   1.60    Trust Agreement..................................................16
   1.61    Trust Fund.......................................................16
   1.62    Trustee..........................................................16
   1.63    Valuation Date...................................................16
   1.64    Vesting Computation Period.......................................17
   1.65    World Financial Network Plan.....................................17
   1.66    World Financial Network Plan Matching Account....................17
   1.67    World Financial Network Plan Retirement Account..................17
   1.68    World Financial Network Plan Rollover Account....................17
   1.69    Year of Eligibility Service......................................17
   1.70    Year of Vesting Service..........................................18

ARTICLE 2    PARTICIPATION..................................................20
   2.1   Plan Entry Date....................................................20
   2.2   Participation Requirement(s).......................................20
   2.3   Ineligible Employee................................................21
   2.4   Enrollment.........................................................22
   2.5   Reemployed Participants............................................22
   2.6   Reemployed Non-Participants........................................22
   2.7   Change of Status of Participants...................................23
   2.8   Breaks in Service..................................................24

ARTICLE 3    TAX DEFERRED DEPOSITS AND TAXED DEPOSITS.......................25
   3.1   Rate of Deposits...................................................25
   3.2   Type of Deposits...................................................25
   3.3   Change in Deposit Rates............................................26
   3.4   Payments to Trust..................................................27
   3.5   Annual Limit on Tax Deferred Deposits..............................27
   3.6   Deferral Percentage Limitation.....................................29
   3.7   Special Rules on Deferral Percentage Limitations...................30


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   3.8     Adjustment of Deferrals..........................................31
   3.9     Uniformed Services Employment and Reemployment Rights Act........32

ARTICLE 4    EMPLOYER CONTRIBUTIONS.........................................33
   4.1     Employer Matching Contributions..................................33
   4.2     Percentage Limitation on Employer Matching Contributions and
             Taxed Deposits.................................................34
   4.3     Special Rules for Contribution Percentage Limit Testing..........35
   4.4     Adjustments To Excess Aggregate Contributions....................36
   4.5     Retirement Contributions.........................................37
   4.6     Overall Limitation on Annual Additions...........................40
   4.7     Special Rules....................................................41
   4.8     Definitions......................................................43
   4.9     Timing of Employer Matching Contributions........................44
   4.10    Aggregate Limit..................................................44
   4.11    Return of Contributions Above the Aggregate Limit................46
   4.12    Nondiscrimination Requirements...................................46
   4.13    Qualified Non-Elective Contributions.............................46

ARTICLE 5    PARTICIPANTS' ACCOUNTS AND INVESTMENT ELECTIONS................48
   5.1     Separate Accounts................................................48
   5.2     Valuation of Funds...............................................48
   5.3     Investment Election..............................................49
   5.4     Timing of Investment Election....................................49
   5.5     Transfer Between Investment Funds................................49
   5.6     Special Valuation Date...........................................50
   5.7     Transfer of Accounts From the J.C. Penney Company, Inc.
             Savings, Profit-Sharing and Stock Ownership Plan and the
             J.C. Penney Company, Inc. Savings and Profit Sharing
             Retirement Plan................................................50
   5.8     Merger of World Financial Network National Bank Savings and
             Retirement Plan................................................51

ARTICLE 6    TRUST AGREEMENT................................................52
   6.1   Trust Agreement....................................................52
   6.2   Establishment of Investment Fund(s)................................52
   6.3   The Limited Stock Transferred from the World Financial
           Network Plan.....................................................53
   6.4   Tender Offers......................................................54
   6.5   Assumption of Risk by Participant..................................55
   6.6   Independent Qualified Public Accountant............................55

ARTICLE 7    DEATH BENEFITS AND BENEFICIARY DESIGNATIONS....................56
   7.1   Death Benefits.....................................................56
   7.2   Designation of Beneficiary.........................................56

ARTICLE 8    VESTING AND TERMINATION OF EMPLOYMENT..........................58
   8.1   Vesting in Personal Account and Rollover Account...................58
   8.2   Vesting in Company Account.........................................58
   8.3   Vesting After Specified Events.....................................59


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   8.4   Distributions With Less Than 100% Vesting..........................59
   8.5   Forfeitures........................................................60
   8.6   Distribution of Vested Benefits....................................61
   8.7   No Forfeiture for Cause............................................61
   8.8   Forfeiture Account.................................................61
   8.9   Service Upon Reemployment..........................................62

ARTICLE 9    DISTRIBUTION OF BENEFITS.......................................63
   9.1   Vested Benefits....................................................63
   9.2   Valuation Date.....................................................64
   9.3   Consent to Distribution of Benefits................................65
   9.4   Deferral of Benefits...............................................65
   9.5   Required Distributions for Active Participants.....................66
   9.6   Notices to Participants; Distributions Within 30 Days..............66

ARTICLE 10   WITHDRAWALS WHILE EMPLOYED.....................................68
   10.1  Limits on Withdrawals..............................................68
   10.2  Withdrawal of Taxed Deposits.......................................68
   10.3  Withdrawal After Attainment of Age 59 1/2..........................68
   10.4  Withdrawal to Alleviate Financial Hardship.........................69
   10.5  Loans Prior to Hardship Withdrawals................................71
   10.6  In-Service Withdrawals.............................................71

ARTICLE 11   LOANS..........................................................73
   11.1  Overall Limitations................................................73
   11.2  Determination of Benefits Administration Committee.................76

ARTICLE 12   ADMINISTRATION OF THE PLAN.....................................77
   12.1  Investment Committee...............................................77
   12.2  Operation of Investment Committee..................................77
   12.3  Records of Investment Committee....................................77
   12.4  Rights and Powers of Investment Committee..........................78
   12.5  Benefits Administration Committee..................................79
   12.6  Operation of Benefits Administration Committee.....................79
   12.7  Records of Benefits Administration Committee.......................80
   12.8  Rights and Powers of Benefits Administration Committee.............80
   12.9  Claims Procedures..................................................82
   12.10 Indemnification....................................................82

ARTICLE 13   AMENDMENT OR TERMINATION.......................................83
   13.1  Right to Amend.....................................................83
   13.2  Right to Terminate Plan............................................83
   13.3  Obligations Upon Merger, Consolidation or Transfer.................84
   13.4  Obligations Upon Termination, Partial Termination or Discontinuance84
   13.5  Continued Funding After Plan Termination...........................85
   13.6  Distribution Upon Disposition of Assets............................85


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ARTICLE 14   GENERAL PROVISIONS.............................................86
   14.1    No Contract of Employment........................................86
   14.2    Incapacity.......................................................86
   14.3    Payment Satisfies Claims.........................................86
   14.4    Prescribed Forms.................................................87
   14.5    Telephonic Voice Response System.................................87
   14.6    Temporary Investment of Assets...................................87
   14.7    Attainment of Age................................................88
   14.8    Alienation of Benefits...........................................88
   14.9    No Guarantee of Benefits by Company..............................89
   14.10   Payment of Expenses..............................................89
   14.11   Statement of Accounting..........................................89
   14.12   Plan May be Sued.................................................90
   14.13   Inability to Find Payee..........................................90
   14.14   State Law........................................................91
   14.15   Construction.....................................................91

ARTICLE 15   ROLLOVER CONTRIBUTIONS AND TRANSFERS...........................92
   15.1    Rollover of Funds From Other Plans...............................92
   15.2    Rollover of Funds From Conduit Individual Retirement Account
             (IRA)..........................................................92
   15.3    Transfers Directly from Other Plans..............................93
   15.4    Mistaken Rollover................................................94

ARTICLE 16   TOP-HEAVY PROVISIONS...........................................95
   16.1    Top-Heavy Plan Defined...........................................95
   16.2    Other Definitions................................................96
   16.3    Top-Heavy Contributions..........................................98
   16.4    Adjustment to Limitation on Annual Additions.....................99

ARTICLE 17   QUALIFIED DOMESTIC RELATIONS ORDERS (QDROS)....................99
   17.1    Terms of a QDRO..................................................99
   17.2    QDRO Definitions................................................100
   17.3    Payments Prior to Separation from Employment....................101
   17.4    Treatment of Former Spouse......................................102
   17.5    Notification of Receipt of Order................................102
   17.6    Separate Accounting.............................................103

ARTICLE 18   DIRECT ROLLOVER PROVISIONS....................................104
   18.1    Application of Article..........................................104
   18.2    Definitions.....................................................104

ARTICLE 19   EFFECTIVE DATE................................................106
   19.1    General Effective Date..........................................106
   19.2    Special Effective Dates.........................................106


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                                    ARTICLE 1

                                   DEFINITIONS

The following words and phrases as used herein shall have the following meanings and the masculine, feminine and neuter gender shall be deemed to include the others, unless a different meaning is plainly required by the context:

1.1   ACCOUNT

      To the extent applicable to a Participant, the total of the separate accounts that are maintained for a Participant under the Plan.

1.2   ACCRUED BENEFIT

      The sum of the amounts credited to the Participant's Account as of any date.

1.3   ACTUAL DEFERRAL PERCENTAGE

      The ratio (expressed as a percentage) of the Tax Deferred Deposits made on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year while the Participant is eligible to make Tax Deferred Deposits.

1.4   ADJUSTMENT FACTOR

      The cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

1.5   ANNUITY COMMENCEMENT DATE

      The first day of the first period for which an amount is payable as an annuity or any other form.

1.6   AVERAGE ACTUAL DEFERRAL PERCENTAGE

      The average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.
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1.7   AVERAGE CONTRIBUTION PERCENTAGE

      The average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

1.8   BENEFITS ADMINISTRATION COMMITTEE

      The committee described in Section 12.5.

1.9   BENEFICIARY

      The person, persons or entity designated in writing by a Participant, or otherwise determined in accordance with the Plan, entitled to receive any death benefit which may be, or may become, payable under the Plan as determined in accordance with Section 7.2.

1.10  BOARD OF DIRECTORS

      The Board of Directors of the Company, as constituted from time to time.

      The Board of Directors shall have the right and the power to delegate any duty or power which would otherwise be a responsibility, including a fiduciary responsibility, of the Board under the Plan to one or more persons, and any reference in the Plan to the Board of Directors shall include a reference to such delegatee(s).

1.11  CODE

      The Internal Revenue Code of 1986, as amended from time to time.

1.12  COMPANY

      Means ADS Alliance Data Systems, Inc. (formerly known as "BSI Business Services, Inc.") and any successor thereto.

1.13  COMPANY ACCOUNT

      The account into which Employer Matching Contributions and Retirement Contributions made on behalf of a Participant shall be credited.

      If the Participant participated in the World Financial Network Plan, his or her Company Account shall include subaccounts for Retirement Contributions and Matching

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      Contributions made under such plan and referred to as the World Financial
      Network Plan Retirement Account and the World Financial Network Plan Matching Account, respectively, and subaccounts to reflect Retirement Contributions and Matching Contributions, if any, made under the Plan on and after January 1, 1998.

1.14  COMPENSATION

      Shall have the following meanings for specific purposes under the Plan:

      (A) For purposes of determining the amount of Tax Deferred Deposits and/or Taxed Deposits made on behalf of a Participant pursuant to
            Article 3, for purposes of determining the amount of Employer Matching Contributions allocated to a Participant pursuant to
            Section 4.1, if any, and for purposes of determining the amount of Retirement Contributions allocated to a Participant for a Plan Year pursuant to Section 4.5, if any, "Compensation" means the regular wages, (i.e. base pay) overtime, commissions, and cash incentives paid to an Employee by an Employer for the applicable Plan Year while a Participant in the Plan but excluding disability pay, workers compensation, severance pay and any amounts which constitute tax gross ups of taxable amounts.

            In addition, Compensation includes any contributions made by the Employer on behalf of an Employee pursuant to a deferral election under any employee benefit plan containing a cash or deferred arrangement under Code Section 401(k) and any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code Section 125.

            An Employee who is in the service of the armed forces of the United States during any period in which his reemployment rights are guaranteed by law will be considered to have received the same rate or level of Compensation during his absence that he was receiving immediately prior to his absence, or if the rate of Compensation is not reasonably certain, on the basis of the Employees' average rate of Compensation during the twelve (12) month period immediately preceding such period (or if shorter, the period of employment immediately preceding such


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            period) provided he returns to employment with an Employer within the time such rights are guaranteed.

      (B) For purposes of the limitations imposed by Section 415 of the Code, the Top-Heavy plan minimum contribution requirements of Section 416 of the Code, and the determination of Highly Compensated Employees pursuant to Section 414(q) of the Code, "Compensation" means wages within the meaning of Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(21).

            Notwithstanding the foregoing, Compensation includes an Employee's elective deferrals under Code Section 402(g)(3)) and amounts contributed or deferred under Code Section 125 or Code Section 457 at the Employee's election effective January 1, 1997 for purposes of determining who is a Highly Compensated Employee and effective January 1, 1998 for purposes of Code Section 415 limits on benefits.

      (C) For purposes of determining a Participant's Actual Deferral Percentage used in performing the average deferral percentage nondiscrimination test described in Section 401(k)(3) of the Code and the Contribution Percentage used in performing the average contribution percentage nondiscrimination test described in Section 401(m)(2) of the Code, "Compensation" shall mean compensation as defined in Section 414(s) of the Code and the regulations thereunder.

      (D) For purposes of defining "Key Employee" under Section 416 of the Code, "Compensation" shall mean Compensation as defined in Paragraph
            (B) paid to the eligible Employee other than compensation in the form of qualified or previously qualified deferred compensation that is currently includable in the gross income


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            of the eligible Employee for Federal income tax purposes. In addition, for purposes of this Paragraph (D), Compensation shall include amounts withheld from a Participant's earnings pursuant to a salary reduction agreement entered into by the Participant in accordance with Sections 401(k) or 125 of the Code.

      (E) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. Any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

1.15  CONTRIBUTION PERCENTAGE

      The ratio (expressed as a percentage) of the Employer Matching Contributions and Taxed Deposits made under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year while the Participant is eligible to have Employer Matching Contributions and Taxed Deposits made on his behalf.

1.16  DEPOSIT ELECTION

      The election made by a Participant authorizing and electing a percentage of his Compensation to be withheld by the Employer and contributed on behalf of the Participant as Tax Deferred Deposits or deducted by the Employer and contributed on behalf of the Participant as Taxed Deposits.



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1.17  DEPOSITS

      The amounts that a Participant elects to contribute or have contributed on his behalf to the Trust pursuant to Article 3, including both Tax Deferred Deposits and Taxed Deposits.

1.18  EFFECTIVE DATE

      The date this amended and restated Plan is generally effective is January 1, 1998. The Effective Date of specific Plan provisions is further described in Article 19. This Plan was originally effective January 24, 1996.

1.19  ELIGIBILITY COMPUTATION PERIOD

      Eligibility Computation Period shall mean the twelve consecutive month period beginning on the date the Employee is first credited with an Hour of Service and each anniversary thereof, provided, however, that if the Employee is not credited with 1,000 or more Hours of Service in the first such period, the Eligibility Computation Period shall be the Plan Year beginning with the Plan Year beginning in the first Eligibility Computation Period.

1.20  EMPLOYEE

      Any person who is receiving compensation for personal services rendered in the employment of the Employer including Leased Employees. Notwithstanding the foregoing, if such Leased Employees constitute less than twenty percent of the Employer's Nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term Employee shall not include those Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

1.21  EMPLOYER

      Means (i) the Company and (ii) any subsidiary or affiliated organization which, with the approval of the Board of Directors and subject to such considerations as the Board of Directors may impose, adopts this Plan.



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      Each adopting Employer authorizes the Company and/or the Company's Board of Directors, as applicable, to act on its behalf with respect to the amendment or termination of the Plan; the determination of the amount of any discretionary Matching Employer Contribution and, prior to July 1, 1998, any discretionary Retirement Contribution that shall be made to the Plan with respect to a Plan Year; and with respect to any other matter involving the operation or administration of the Plan and/or Trust which is reserved to the Company and/or the Board of Directors under the Plan; provided, however, that each adopting Employer reserves to itself, in its sole discretion, the power and authority to withdraw from the Plan or to terminate the Plan as to itself and to cease to be an adopting Employer thereof.

      In determining Hours of Service for the purposes of determining an Employee's eligibility to participate in the Plan and the vesting of benefits, in determining whether an Employee is a Highly Compensated Employee as defined in Section 1.30, in determining the special rules on deferral percentage limitations under Section 3.7 and the special rules for contribution percentage limit-testing under Section 4.3, in determining whether the Plan is Top-Heavy under Section 416 of Code, in determining whether an Employee has terminated employment with each Employer, and in determining the limitations on Annual Additions under
      Section 415 of the Code, the term "Employer" shall include any other corporation or other business entity which must be aggregated with the Employer under Section 414(b), (c), (m) or (o) of the Code, but only for such periods of time when the Employer and such other corporation or other business entity must be aggregated as aforesaid. For purposes of the determination of the limitations on Annual Additions, such definition of "Employer" shall be modified by Section 415(h) of the Code.

1.22  EMPLOYER MATCHING CONTRIBUTIONS

      The amounts contributed on behalf of a Participant pursuant to Section
      4.1.

1.23  EMPLOYMENT COMMENCEMENT DATE

      The date on which an Employee is first credited with an Hour of Service for the performance of duties for an Employer.



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1.24  ENTRY DATE

      The first day of each calendar month after the Effective Date.

1.25  ERISA

      The Employee Retirement Income Security Act of 1974, as amended from time to time.

1.26  EXCESS AGGREGATE CONTRIBUTIONS

      Employer Matching Contributions and Taxed Deposits in excess of the Contribution Percentage limit, as described in Section 401(m)(6)(B) of the Code.

1.27  EXCESS CONTRIBUTIONS

      Tax Deferred Deposits in excess of the Actual Deferral Percentage limit, as described in Section 401(k)(8)(B) of the Code.

1.28  EXCESS DEFERRALS

      Tax Deferred Deposits in excess of the limits imposed by Section 402(g) of the Code.

1.29  FORFEITURE ACCOUNT

      The account established pursuant to Section 8.8 holding unallocated assets representing forfeitures of previously allocated amounts.

1.30  HIGHLY COMPENSATED EMPLOYEE

      Any Employee who performs service for an Employer during the determination year and who, during the look-back year received Compensation (as defined in Section 1.14(B)) from an Employer in excess of $80,000, multiplied by the Adjustment Factor. The term Highly Compensated Employee also includes Employees who are 5 percent owners at any time during the look-back year or determination year.

      For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.



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1.31  HOUR OF SERVICE

      (A) Each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Employer; these hours shall be credited to the computation period in which the duties are performed, and

      (B) Each hour for which an Employee is directly or indirectly entitled to payment on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, pregnancy, or in connection with adoption of a child, layoff, jury duty, Period of Military Service or leave of absence; except that

            (1) not more than five hundred and one (501) Hours of Service shall be credited in each single computation period during which the Employee performs no duties, and

            (2) Hours of Service shall not be counted where such payment is made or is due:

                  (a) under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment or disability insurance laws, or

                  (b) solely to reimburse an Employee for medical or medically-related expenses; (hours credited under this Paragraph (B) shall be credited to the computation period(s) in which the period during which no duties were performed occurred), and

      (C) Each hour for which back pay, irrespective of payment due to mitigation of damages, is either awarded or agreed to by the Employer; these hours shall be credited to the computation period(s) to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, however, that the limits under Paragraph (B) above are applicable and that an Employee shall not be entitled to additional Hours of

            Service under this Paragraph (C) for the same Hours of Service credited under Paragraphs (A) or (B) above.

            Hours of Service hereunder shall be calculated and credited by any method permitted under Department of Labor Regulation Sections 2530.200b-2(b) and (c), which are incorporated by reference hereunder.

            In the case of Hours of Service to be credited to an Employee in connection with a period of no more than thirty-one (31) days which extends beyond one computation period, all such Hours of Service may be credited to the first computation period or the second computation period in a manner applied consistently with respect to all Employees within reasonably defined job classifications.

            If Hours of Service are not maintained for an Employee, Hours of Service shall be determined on the assumption that such Employee has completed forty-five (45) Hours of' Service during each week he is required to be credited with at least one (1) Hour of Service by an Employer.

            In the case of a Period of Military Service, an Employee shall be deemed to be employed for the average number of Hours of Service per week for the three month period immediately prior to the Period of Military Service, or if the Employee has worked less than three months, the average number of Hours of Service worked per week for the time employed.

Hours of Service shall be credited for a leave of absence that qualifies as FMLA leave under the Family and Medical Leave Act to the extent required under such Act. For purposes of determining an Employee's eligibility to participate in the Plan and vesting of benefits, an Hour of Service shall also include an Hour of Service with a company heretofore or hereafter merged or consolidated or otherwise absorbed by an Employer or all or a substantial part of the assets or business of which have been or shall be acquired by an Employer hereafter, "Predecessor Company"):

            (1) if the Employer continues to maintain an employee benefit plan of such Predecessor Company hereinafter "Predecessor Plan"; or

            (2) if, and to the extent, such employment with the Predecessor Company is required to be treated as employment with the Employer under regulations prescribed by the Secretary of the Treasury; or

            (3) if, and to the extent, approved by the Board of Directors of the Employer in its sole discretion effected on a nondiscriminatory basis as to all persons similarly situated.

1.32  INVESTMENT FUND(S)

      The investment fund(s), if any, established pursuant to Section 6.2.

1.33  J.C. PENNEY STOCK OWNERSHIP PLAN

      The J.C. Penney Company, Inc. Savings, Profit Sharing and Stock Ownership Plan as in effect immediately prior to January 24, 1996.

1.34  LEASED EMPLOYEE

      Any person who provides services to the Employer if:

      (A) such services are provided pursuant to an agreement between the Employer and any other person;

      (B) such person has performed such services for the Employer (or the Employer and related persons) on a substantially full-time basis for a period of at least one (1) year; and

      (C)   (1)   prior to January 1, 1997, such services are of the type
                  historically performed, in the business field of the Employer, by employees.

            (2) on and after January 1, 1997, such services are performed under the primary direction and control of the recipient Employer.

1.35  LEAVE OF ABSENCE

      An absence authorized by the Employer under its standard personnel practices as applied in a uniform and non-discriminatory manner to all persons similarly situated, provided the Employee resumes service with the Employer within the period specified in the authorization for the Leave of Absence.

      Except for a Period of Military Service, for purposes of determining an Employee's date of Separation from Service and an Employee's Hours of Service, a Leave of Absence shall not exceed a period of twelve (12) consecutive months.

1.36  LONG-TERM INCENTIVE COMPENSATION PLAN

      The Alliance Data Systems Performance Unit Plan, or any successor plan approved by the Board of Directors or by the stockholders of the Company.

1.37  NONHIGHLY COMPENSATED EMPLOYEE

      An Employee who is not a Highly Compensated Employee.

1.38  NORMAL RETIREMENT AGE

      An Employee's 65th anniversary of birth.

1.39  ONE-YEAR BREAK IN SERVICE

      An Eligibility Computation Period or Vesting Computation Period in which the Employee is credited with less than five hundred (500) Hours of Service. Prior to the Effective Date, the term One-Year Break in Service includes:

      (A) Each One-Year Break in Service incurred under the World Financial Network Plan; and

      (B) Each One-Year Period of Severance (as defined and computed under the terms of this Plan as in effect immediately prior to the Effective
            Date) incurred under this Plan prior to the Effective Date.

1.40  PARTICIPANT

      An Employee who becomes eligible to participate in the Plan pursuant to
      Article 2 and who continues to be eligible to participate under the Plan whether or not he elects to make Deposits pursuant to Article 3.

1.41  PERIOD OF MILITARY SERVICE

      For an Employee who is either (A) inducted into the Armed Forces of the United States pursuant to 38 U.S.C. Section 2021, as amended from time to time, or (B) enlists in the Armed Forces of the United States, or enters upon active duty in the Armed Forces of the United States in response to an order or call to active duty pursuant to 38 U.S.C. Section 2024, as amended from time to time, the time period spanning induction, training, and service in the Armed Forces and up to his reemployment date as described in such statute; provided that such Employee (1) leaves the Armed Forces under the conditions or circumstances described in the applicable statute and (2) makes application for reemployment as an Employee within the time limit prescribed in the applicable statute and is reemployed as an Employee as a result thereof.

1.42  PERSONAL ACCOUNTS

      The accounts established and maintained pursuant to Article 5 in which are reflected all Deposits made by or on behalf of a Participant, together with all assets attributable thereto.

      If the Participant, participated in the World Financial Network Plan, his or her Personal Account shall include a subaccount for Pre-Tax Contributions made under such plan and referred to as the World Financial Network Plan Pre-Tax Savings Account and subaccounts to reflect Tax Deferred Deposits and Taxed Deposits, if any, made under the Plan on and after January 1, 1998.

1.43  PLAN

      Means the Alliance Data Systems 401(k) and Retirement Savings Plan, as herein set forth, and as it may hereafter be amended from time to time. Prior to January 1, 1997, this Plan was known as the BSI Business Services, Inc. 401(k) and Retirement Savings Plan.

1.44  PLAN YEAR

      Means the calendar year, provided that the first Plan Year shall begin January 24, 1996 and end December 31, 1996.

1.45  PRIOR PLAN

      Means either the J.C. Penney Stock Ownership Plan or the World Financial Network Plan, whichever shall be applicable.

1.46  PRIOR PLAN YEAR AVERAGE ACTUAL DEFERRAL PERCENTAGE

      The Average Actual Deferral Percentage of Nonhighly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such persons continue to be Nonhighly Compensated Employees or Participants in the applicable Plan Year.

1.47  PRIOR PLAN YEAR AVERAGE CONTRIBUTION PERCENTAGE

      The Average Contribution Percentage of Nonhighly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such persons continue to be Nonhighly Compensated Employees or Participants in the applicable Plan Year.

1.48  PROFIT INCENTIVE COMPENSATION

      The general management profit incentive compensation to which a general management Employee is entitled; the regional or district incentive compensation to which a regional or district office Employee is entitled; and, if so determined by the Benefits Administration Committee, any other compensation based on profits (excluding any Retirement Contributions and/or Employer Matching Contributions to and benefits under the Plan) to which an Employee of an Employer is entitled.

1.49  REEMPLOYMENT COMMENCEMENT DATE

      The first day following a One-Year Break in Service on which an Employee is credited with an Hour of Service for the performance of duties for an Employer.

1.50  RETIREMENT CONTRIBUTIONS

      The amounts contributed on behalf of a Participant pursuant to Section
      4.5.

1.51  ROLLOVER ACCOUNT

      The account maintained for a Participant who has made a rollover contribution pursuant to Article 15.

1.52  ROLLOVER CONTRIBUTION

      The contributions received by the Plan from a Participant and maintained in the Rollover Account established pursuant to Article 15.

      If the Participant participated in the World Financial Network Plan, his or her Rollover Account shall include a subaccount for Rollover Contributions made under such plan and referred to as the World Financial Network Plan Rollover Account and a subaccount to reflect Rollover Contributions, if any, made under the Plan on and after January 1, 1998.

1.53  SEPARATION FROM SERVICE

      The termination by discharge, resignation, death, retirement on or after Normal Retirement Age or Total and Permanent Disability from the service of the Employer.

1.54  SPOUSE

      The person to whom a Participant or a former Participant is legally married, under the laws of the State (as defined in Section 3(10) of the Act) in which he is domiciled, or if he is domiciled outside the United States, to the extent recognized under the laws of the State of Texas.

1.55  TAX DEFERRED DEPOSITS

      Deposits made under the Plan which were subject to a cash or deferred election under Section 401(k) of the Code and designated as Tax Deferred Deposits pursuant to Section 3.2.

1.56  TAXED DEPOSITS

      A Participant's after-tax Deposits made under the Plan and designated as Taxed Deposits pursuant to Section 3.2.

1.57  THE LIMITED RETIREMENT PLAN

      The Limited, Inc. Savings and Retirement Plan.

1.58  THE LIMITED STOCK

      Stock or securities of The Limited, Inc. permitted to be held by the Plan under applicable sections of the Code and ERISA.

1.59  TOTAL AND PERMANENT DISABILITY

      Any Disability for which a Participant qualifies and receives disability insurance benefits under United States Social Security laws.

1.60  TRUST AGREEMENT

      The trust agreement between the Company and the Trustee if any, or a custodial account between the Company and a bank (as provided for in Section 401(f) of the Code), if any, established for the purpose of funding benefits under the Plan, or any successor trust agreement or agreements, or custodial account or accounts, as the case may be.

1.61  TRUST FUND

      All such money or other property which is held by the Trustee or custodian pursuant to the terms of the Trust Agreement.

1.62  TRUSTEE

      The trustee or custodian, if any, acting as such pursuant to the Trust Agreement, or any successor or successors to said trustee or custodian, as the case may be.

1.63  VALUATION DATE

      Each business day in the Plan Year.

1.64  VESTING COMPUTATION PERIOD

      A Plan Year commencing on and after January 1, 1998.

1.65  WORLD FINANCIAL NETWORK PLAN

      The World Financial Network National Bank Savings and Retirement Plan as in effect on December 31, 1997.

1.66  WORLD FINANCIAL NETWORK PLAN MATCHING ACCOUNT

      A Participant's. matching Account under the World Financial Network Plan as of December 31, 1997, as adjusted for gains, losses, disbursements, expenses and other applicable charges.

1.67  WORLD FINANCIAL NETWORK PLAN RETIREMENT ACCOUNT

      A Participant's Retirement Account under the World Financial Network Plan as of December 31, 1997, as adjusted for gains, losses, disbursements, expenses and other applicable charges.

1.68  WORLD FINANCIAL NETWORK PLAN ROLLOVER ACCOUNT

      A Participant's Rollover Account under the World Financial Network Plan as of December 31, 1997, as adjusted for gains, losses, disbursements, expenses and other applicable charges.

1.69  YEAR OF ELIGIBILITY SERVICE

      (A) An Eligibility Computation Period in which an Employee is credited with at least one thousand (1,000) Hours of Service. An Employee's Year(s) of Eligibility Service shall include qualifying service, if any, earned under the J.C. Penney Stock Ownership Plan as of January 23, 1996 and Years of Eligibility Service under the World Financial Network Plan as of December 31, 1997. In addition, in computing the Year(s) of Eligibility Service of an Employee who participated in a Prior Plan, such Employee's Hours of Service shall include Hours of Service earned under a Prior Plan and such Employee's Eligibility Computation Period shall be the Eligibility Computation Period established for such Employee under the Prior Plan.

      (B) Notwithstanding the foregoing, Years of Eligibility Service earned under a Prior Plan and The Limited Retirement Plan shall be credited if-

            (1) The Employee participated in the J.C. Penney Stock Ownership Plan as of January 23, 1996 and became an Employee of BSI Business Services, Inc. on January 24, 1996; or

            (2) Prior to January 1, 1998, the Employee was a participant in The Limited Retirement Plan or the WFN Plan and as of December 31, 1997 was an employee of WFN National Bank.

1.70  YEAR OF VESTING SERVICE

      A Vesting Computation Period commencing on and after the Effective Date in which the Employee is credited with five hundred (500) or more Hours of Service. In addition, Year(s) of Vesting Service shall include the following:

      (A) A Participant's Years of Vesting Service shall include his Years of Vesting Service standing to his credit under the World Financial Network Plan as of December 3 1, 1997, if any.

      (B) If a Participant participated in this Plan prior to the Effective Date, his Years of Vesting Service shall include the number of his Years of Vesting Service, as computed under the terms of the Plan immediately prior to the Effective Date, measured to the anniversary of his Employment Commencement Date (or Reemployment Commencement
            Date) occurring in the 1997 Plan Year.

      (C) If a Participant participated in this Plan prior to the Effective Date and the anniversary date of his or her Employment Commencement Date (or Reemployment Commencement Date) in 1997 occurred prior to October 1 of 1997 Participant shall be credited, as of January 1, 1998, with one (1) additional Year of Vesting Service.

      (D) Notwithstanding the foregoing, Years of Vesting Service earned under a Prior Plan and The Limited Retirement Plan shall only be credited if:

            (1) The Employee participated in the J.C. Penney Stock Ownership Plan as of January 23, 1996 and became an Employee of BSI Business Services, Inc. on January 24, 1996; or

            (2) Prior to January 1, 1998, the Employer was a participant in The Limited Plan or the WFN Plan and as of December 31, 1999 was an employee of WIN National Bank.

                                    ARTICLE 2

                                  PARTICIPATION

2.1   PLAN ENTRY DATE

      Each Employee who was a Participant in the Prior Plan immediately prior to the Effective Date shall continue as a Participant in this Plan as of the Effective Date; provided such Employee is not ineligible to participate in accordance with Section 2.3.

      Each Employee who satisfies the requirements specified in Section 2.2 on the Effective Date shall become a Participant on the Effective Date. Each other Employee who satisfies the requirements specified in Section 2.2 shall become a Participant on the Entry Date coincident with or next following the date on which he satisfies such requirements.

      Effective December 31, 1998, each Employee who was an employee of Harmonic Systems Incorporated on December 31, 1998 shall become a Participant in this Plan on December 31, 1998. Each other Employee of Harmonic Systems Incorporated who is employed by Alliance Data Systems shall become a Participant on the Entry Date coincident with or next following the date on which he satisfies the requirements of Section 2.2.

2.2   PARTICIPATION REQUIREMENT(S)

      The requirements for becoming a Participant in the Plan are as follows:

      (A)   either:

            (1) the completion of a Year of Eligibility Service and the attainment of age 21; or

            (2) the attainment of age 45 provided the Employee is regularly scheduled to work one thousand (1,000) or more Hours of Service in the Plan Year; and

      (B)   the Employee is not ineligible to participate pursuant to Section
            2.3.

2.3   INELIGIBLE EMPLOYEE

      An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if:

      (A) He performs services for an Employer solely as a "Leased Employee" or is classified by an Employer as an independent contractor, regardless of whether any such person is subsequently reclassified as having been a common law employee of an Employer while performing such services, and his compensation for services is reported on a form other than Form W-2 (or any successor form);

      (B) He is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for those Employees;

      (C) He is a nonresident alien who receives no earned income (within the meaning of Code Section 911 (d)(2) from an Employer which constitutes income from sources within the United States (within the meaning of Code Section 861 (a)(3));

      (D) He is employed by a subsidiary or affiliated company that has not adopted the Plan; and

      (E) He is a United States citizen whose compensation for services is paid by a foreign affiliate of an Employer (within the meaning of Code Section 406), unless the Employer has entered into an agreement described in Code Section 3121(l) with respect to the payment of Social Security taxes on behalf of the Employee that applies to any other funded plan of deferred compensation (other than a qualified plan sponsored by the Employer) with respect to the compensation paid by the foreign affiliate.

For purposes of Articles 3 and 4, a Participant shall be entitled to make Tax Deferred Deposits and/or Taxed Deposits and to be credited with Employer Matching Contributions or Retirement

Contributions under the Plan only during the period during which he continues to be an Employee not described in this Section 2.3.

2.4   ENROLLMENT

      To make Deposits on and AFTER the Effective Date, an eligible Employee must enroll in accordance with procedures established by the Benefits Administration Committee. An eligible Employee shall not be entitled to make Deposits until he enrolls in accordance with procedures established by the Benefits Administration Committee. Enrollment shall include, among other things, an acceptance of the terms and provisions of the Plan, a salary deduction or reduction authorization, and an investment election direction, as provided in Section 5.3.

2.5   REEMPLOYED PARTICIPANTS

      If a former Participant resumes employment with the Company or any Employer following a Separation from Service, he may rejoin the Plan on the day he resumes employment and shall participate on such date by enrolling in accordance with procedures established by the Benefits Administration Committee.

2.6   REEMPLOYED NON-PARTICIPANTS

      Except as provided in Section 2.8 below, the following provisions will apply to an Employee who terminates employment before becoming a
      Participant:

      (A) An Employee who terminates employment after completing a Year of Eligibility Service arid again becomes an Employee will become a Participant on the latest of (1) the first Entry Date following the Eligibility Computation Period in which his employment terminated;
            (2) the date of such reemployment; or (3) the Entry Date immediately following the date the Employee attains age 21.

      (B) An Employee who terminates employment before completing a Year of Eligibility Service and who again becomes an Employee will become a Participant on the first Entry Date following the first Eligibility Computation Period in which he both completes 1,000 Hours of Service and has attained age 21, if he is not otherwise excluded from active participation in the Plan.

2.7   CHANGE OF STATUS OF PARTICIPANTS

      (A) If a Participant secures an approved leave of absence or is temporarily laid off, he shall continue to be a Participant in the Plan, but he shall not be permitted to make any Deposits under the Plan during such absence or layoff, except as to Compensation previously earned. Such a Participant shall share in any Employer Matching Contribution on the basis of his Tax Deferred Deposits or Taxed Deposits for that part of any Plan Year during which he was not on an approved leave of absence as provided. in Section 4.1. On the basis of his Compensation for that part of the Plan Year during which he was not on approved leave of absence or laid off, he shall be permitted to share in Retirement Contributions made as of the last day of such Plan Year. If any Participant on such an approved leave of absence or on temporary layoff does not return to employment at the end of such absence, or layoff, such Participant shall for the purpose of the Plan be deemed to have Separated from Service at the scheduled end of such absence or at the scheduled end of such layoff, as the case may be, and shall be governed by all provisions of the Plan that would have been applicable to him if he had then Separated from Service. Approved leaves of absence and temporary layoffs shall be governed by personnel procedures as in effect from time to time for the Company or other Employer, as the case may be, and shall be applied by the Benefits Administration Committee in a nondiscriminatory manner.

      (B) Any Participant in the Plan who becomes a participant in any other qualified retirement plan to which the Company or any Employer makes contributions shall be precluded from making any Deposits or receiving Employer Matching Contributions or Retirement Contributions under the Plan for as long as he is a participant in such other plan. If he ceases to be a participant in such other plan and is otherwise eligible to participate in the Plan, he may resume making Deposits under the Plan on any subsequent Entry Date by making an election to that effect and shall be eligible to receive Employer Matching Contributions and Retirement Contributions (based on the Compensation earned while not participating in the other plan) as otherwise provided herein.

      (C) If a Participant shall commence employment with an employer designated by the Benefits Administration Committee for this purpose, assets representing such Participant's Account balances in this Plan shall be transferred to the trust forming part of such employer's qualified defined contribution plan provided that the trust to which such asset transfer is to be made permits such transfer. All such asset transfers with respect to a Plan Year shall be made as of December 31st of such year and shall be valued as of such date. All such asset transfers shall be subject to Section 13.3 and shall comply with Section 414(l) of the Code and the regulations thereunder.

2.8   BREAKS IN SERVICE

      If an Employee who has no nonforfeitable interest in an Accrued Benefit under the Plan incurs five (5) consecutive One-Year Breaks in Service (or, if greater, the number of One Year Breaks in Service equal to or greater than his Years of Eligibility Service or Years of Vesting Service, whichever is applicable) his prior Years of Eligibility Service and/or Years of Vesting Service, as applicable, shall be disregarded and he shall be treated as a new Employee for all purposes of the Plan.

                                    ARTICLE 3

                    TAX DEFERRED DEPOSITS AND TAXED DEPOSITS

3.1   RATE OF DEPOSITS

      A Participant shall elect to make Deposits under the Plan by designating the percentage of Compensation (in increments of 1%) he wishes to have contributed to the Trust on his behalf. The minimum amount on any such Deposit election shall be 1% and the maximum amount shall be set from time to time by the Benefits Administration Committee, but in no event shall the maximum Deposit election be more than 16%. Deposit elections in effect under the Prior Plan shall continue in effect until changed or suspended in accordance with procedures established by the Benefits Administration Committee.

3.2   TYPE OF DEPOSITS

      A Participant may elect that the Deposits made under the Plan on his behalf be Tax Deferred Deposits or Taxed Deposits. The Benefits Administration Committee may impose from time to time separate maximum deposit limits on Tax Deferred Deposits and Taxed Deposits and may apply different maximum deposit limits to different groups of Participants on the basis of their Compensation received in the immediately preceding and/or current Plan Year. The Benefits Administration Committee may, in its discretion, suspend or limit the percentage of Tax Deferred Deposits elected by any or all Participants who are Highly Compensated Employees to the extent the Committee deems necessary to comply with the actual deferral percentage requirements of Section 401(k)(3) of the Code. The Benefits Administration Committee also may, in its discretion, suspend or limit the percentage of Taxed Deposits elected by any or all Participants who are Highly Compensated Employees to the extent the Committee deems necessary to comply with the contribution percentage requirements of
      Section 401(m)(2) of the Code. Any such suspension or limitation for purposes of either or both tests may be imposed at any time during the Plan Year effective on the first day of the month following such imposition and shall continue in effect for as long as the Benefits Administration Committee shall determine. Whenever the limit imposed on either Tax

      Deferred Deposits or Taxed Deposits is later increased, the rate(s) of Deposits in effect during the limitation period will remain effective until changed by the Participant. At any time prior to the end of a Plan Year as to Deposits for such Year, the Benefits Administration Committee may, in its discretion, retroactively change, in whole or in part, the elections made by any or all Participants who are Highly Compensated Employees from Tax Deferred Deposits to Taxed Deposits to the extent then permitted under the Plan. Such change may be made without prior notice to affected Participants, but only if, and to the extent, the Benefits Administration Committee deems it necessary to comply with the actual deferral percent age requirements of Section 401(k)(3) of the Code. Recharacterized Excess Contributions shall be subject to the nonforfeitability requirements and distribution limitations applicable to Tax Deferred Deposits. The Benefits Administration Committee shall be permitted to take any and all actions permitted by Section 401(k)(8) and 401(m)(6) of the Code and the regulations thereunder in order to have the Plan comply with the actual deferral percentage and contribution percentage requirements of Section 401(k)(3)) and 401(m)(2) of the Code, respectively, for such Plan Year. The actual deferral percentage test described in Section 401(k)(3) of the Code and Section 1.401(k)-1(b) of final Treasury regulations and the actual contribution percentage test described in Section 401(m)(2)(A) of the Code and Section 1.401(m)-1(b) of final Treasury Regulations will be met.

3.3   CHANGE IN DEPOSIT RATES

      Except as provided in Section 3.1, at any time after enrollment, a Participant may elect (i) to discontinue Deposits under the Plan, (ii) to increase or decrease his future Deposits to any other percentage then permitted under the Plan or (iii) to change the percentage of either or both of his Tax Deferred Deposits or Taxed Deposits to any other percentage then permitted under the Plan. Any such election shall be made in accordance with procedures approved by the Benefits Administration Committee and shall be effective on the first payroll processing date subsequent to the first day of the calendar month coincident with or next following such election by the Participant.

3.4   PAYMENTS TO TRUST

      The Company and each adopting Employer shall forward Tax Deferred Deposits and Taxed Deposits accumulated through payroll deductions as of the earliest date such contributions can reasonably be segregated from the Employer's general assets, but in no event shall such contributions be forwarded later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash (except as otherwise permitted by Department of Labor regulations).

      For purposes of complying with Section 401(k)(3), only Tax Deferred Deposits with respect to a Plan Year actually paid to the Trust no later than the end of the next succeeding Plan Year will be regarded as made with respect to such Plan Year.

3.5   ANNUAL LIMIT ON TAX DEFERRED DEPOSITS

      Notwithstanding the foregoing, no Participant shall be permitted to make Tax Deferred Deposits under this Plan during any calendar year in excess of $7,000 or such other amount as may be determined by multiplying the cap on elective deferrals set by Section 402(g) of the Code by the Adjustment Factor as provided under rules published by the Secretary of the Treasury. The limitation set by this Section 3.5 applies on an individual basis to all elective deferrals (within the meaning of Section 401(k) of the Code) made by each Participant during a year under this or any other qualified plan of the Employer. Excess Annual Additions distributed to Participants in accordance with Section 4.5 shall be disregarded for purposes of Code
      Section 402(g).

      It shall be the responsibility of each Participant to coordinate his or her salary deferrals as needed to meet this limit in connection with any other plan or plans not sponsored by the Employer. The Benefits Administration Committee will not take account of deferrals made to any other plan not sponsored by an Employer.

      Notwithstanding any other provision of the Plan, the Participant may state a claim for the return of Excess Deferrals and such Excess Deferrals and the gain or loss allocable thereto shall be distributed if administratively practicable during the calendar year in which such Excess Deferrals are made or the calendar year following the calendar year in which such Excess Deferrals are made, but no later than the April 15 following the calendar year for which such allocable Excess Deferrals are made. The Participant's claim shall be in writing; shall be submitted to the Benefit Administration Committee no later than March 1; shall specify the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred. If a Participant has Excess Deferrals, taking into account only elective deferrals under the Plan and other plans of the Employer, the Participant is deemed to have notified the Plan of such Excess Deferrals in accordance with the terms of this paragraph, and such Excess Deferrals shall be distributed, in accordance with the terms of this paragraph.

      The Excess Deferrals shall be adjusted for gain or loss. The gain or loss allocable to Excess Deferrals for the Participant's taxable year shall be determined by multiplying the gain or loss allocable to the Participant's Tax Deferred Deposits for the taxable year by a fraction, the numerator of which is the Excess Deferrals on behalf of the Participant for the taxable year, and the denominator of which is the sum of (1) the Participant's Account attributable to Tax Deferred Deposits as of the beginning of the taxable year, plus (2) the Participant's Tax Deferred Deposits for the taxable year.

      Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Deferrals for the period between the end of the taxable year and the date of the corrective distribution.

      If Excess Deferrals have previously been distributed within the Plan Year, then the Plan shall offset such distribution from the amount of the Participant's Excess Contributions to be distributed for such Plan Year. In addition, the amount of Excess Deferrals that may be distributed for a Participant by the Plan for a Plan Year shall be reduced by the amount of Excess Contributions previously distributed for such Plan Year.

3.6   DEFERRAL PERCENTAGE LIMITATION

      Subject to the special rules of Section 3.7, and at such intervals as it shall deem proper, the Benefits Administration Committee shall review each Participant's Deposit election in order to determine that the Tax Deferred Deposits with respect to all Participants satisfy one of the following tests:

      (A) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Actual Deferral Percentage multiplied by 1.25; or

      (B) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Actual Deferral Percentage multiplied by 2, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Prior Plan Year Average Actual Deferral Percentage by more than two (2) percentage points.

      (C) To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the tests described in (A) and (B) above shall be applied by substituting "Average Actual Deferral Percentage for Nonhighly Compensated Employees" for "Prior Plan Year Average Actual Deferral Percentage" where such term appears therein. Any such election shall be reflected in an amendment to the Plan.

      (D) To the extent required by regulations or other Internal Revenue Service rulings of general applicability, the "Prior Plan Year Average Actual Deferral Percentage" shall be adjusted, as required by such regulations or other rulings of general applicability, to reflect a change in the group of eligible Employees under the Plan on account of (i) establishment or amendment of a plan, (ii) plan merger, consolidation or spinoff, (iii) a change in the way plans are aggregated or separated for purposes of performing the tests described in (A) and (B) above or (iv) any combination of the above.

3.7   SPECIAL RULES ON DEFERRAL PERCENTAGE LIMITATIONS

      (A) For purposes of this Article, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Tax Deferred Deposits allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by an Employer shall be determined as if all such Tax Deferred Deposits were made under a single arrangement. If a Highly Compensated Employee participates in two or more plans or arrangements described in Section 401(k) of the Code that have different plan years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

      (B) In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same plan year.

      (C) The Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(k), 401(a)(4) and 410(b) of the Code and the regulations thereunder.

      (D) For purposes of determining a Participant's Actual Deferral Percentage, Tax Deferred Deposits must be made before the last day of the twelve month period immediately following the Plan Year to which those contributions relate.

      (E) Excess Annual Additions distributed to Participants in accordance with Section 4.7 shall be disregarded for purposes of applying the tests of Section 3.6.

      (F) Excess Deferrals of Nonhighly Compensated Employees shall be disregarded to the extent such Excess Deferrals are prohibited under Code Section 401(a)(30).

      (G) The determination and treatment of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

3.8   ADJUSTMENT OF DEFERRALS

      (A) In the event the Benefits Administration Committee determines that one of the tests set forth in Section 3.6 is not satisfied at the time of its review hereunder, or is likely not to be satisfied by the end of the Plan Year, it may require, in accordance with Section 3.2, that one or more Participants adjust their Deposit Election as of the first pay period in the month next following receipt of the test results, in order that one of the tests set forth in Section
            3.6 is thereafter satisfied, or, to the extent permitted by law, the Benefits Administration Committee shall have the power and authority to return all or any part of the Tax Deferred Deposits of one or more Participants in cash within two and one-half months after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Contributions were made, solely to the extent necessary to satisfy one of the tests set forth in Section 3.6.

      (B) The Excess Contributions shall be adjusted for gain or loss. The gain or loss allocable to Excess Contributions for the Plan Year shall be determined by multiplying the gain or loss allocable to the Participant's Tax Deferred Deposits and amounts treated as Tax Deferred Deposits for the Plan Year by a fraction, the numerator of which is the Excess Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of (1) the Participant's Account attributable to Tax Deferred Deposits and amounts treated as Tax Deferred Deposits as of the beginning of the Plan Year plus (2) the Participant's Tax Deferred Deposits and amounts treated as Tax Deferred Deposits for the Plan Year.

            Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Contributions for the period between the end of the taxable year and the date of the corrective distribution.

      (C) Any distribution of Excess Contributions for any Plan Year shall be made to Highly Compensated Employees in accordance with Code Section 401(k)(8)(C) and the rulings and regulations thereunder.

            If Excess Contributions are returned to Participants in accordance with this Paragraph (C), the Participant shall immediately forfeit all Employer Matching Contributions that were made pursuant to
            Section 4.1 to match such returned Excess Contributions.

3.9   UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT

      Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

                                    ARTICLE 4

                             EMPLOYER CONTRIBUTIONS

4.1   EMPLOYER MATCHING CONTRIBUTIONS

      (A) Each Employer shall contribute for its Participants who have elected to make Tax Deferred Deposits or Taxed Deposits, an Employer Matching Contribution. The amount of the Employer Matching Contribution made pursuant to this Section 4.1(A) shall be equal to one hundred percent (100%) of the Tax Deferred Deposits or Taxed Deposits made by the Participant up to three percent (3%) of Compensation, deferred each pay period by the Participant pursuant to Section 3.1. If a Participant makes both Tax Deferred Deposits and Taxed Deposits in a pay period, 'Tax Deferred Deposits shall be matched before Taxed Deposits.

      (B) The Board of Directors, in its sole discretion, may authorize a supplemental Employer Matching Contribution to be made by each Employer on behalf of its Participants who are eligible to share in such Employer Matching Contribution as hereinafter provided. Any supplemental Employer Matching Contribution authorized hereunder shall be allocated as of the December 31 of the Plan Year for which such contribution is made to the Company Account of each Participant who: (1) made Deposits during such Plan Year in excess of three percent (3%) of the Participant's Compensation in the Plan Year and
            (2) as of such date has not Separated from Service or has Separated from Service in such Plan Year by reason of death, Total and Permanent Disability or retirement on or after Normal Retirement Age. Employer Matching Contributions authorized hereunder for a Plan Year, if any, shall be allocated to an eligible Participant's Company Account as a uniform percentage of each such Participant's Deposits for such Plan Year which are in excess of three percent (3%) of such Participant's Compensation for such Plan Year, but not in excess of six percent (6%) of such Participant's Compensation for such Plan Year. For this purpose, Tax Deferred Deposits shall be matched before Taxed Deposits.

      (C) All Employer Matching Contributions shall be invested in accordance with the provisions of Article 6 and shall be made in cash.

      (D) All Employer Matching Contributions shall be conditioned on their deductibility under Section 404 of the Code.

4.2   PERCENTAGE LIMITATION ON EMPLOYER MATCHING CONTRIBUTIONS AND TAXED
      DEPOSITS

      At such intervals as it shall deem proper, the Benefits Administration Committee shall review the Employer Matching Contributions and Taxed Deposits made for Participants in order to determine that such Employer Matching Contributions and Taxed Deposits, with respect to all Participants, satisfy one of the following tests:

      (A) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Contribution Percentage multiplied by 1.25; or

      (B) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Contribution Percentage multiplied by 2, provided that the Prior Plan Year Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Prior Plan Year Average Contribution Percentage by more than two
            (2) percentage points.

      (C) To the extent permitted by regulations or other Internal Revenue Service rulings of general applicability, the test described in (A) or (B) above shall be applied by substituting "Average Contribution Percentage for Nonhighly Compensated Employees" for "Prior Plan Year Average Contribution Percentage" where such term appears therein. Any such election shall be reflected in an amendment to the Plan.

      (D) To the extent required by regulations or other Internal Revenue Service rulings of general applicability, the "Prior Plan Year Average Contribution Percentage" shall be adjusted, as required by such regulations or other rulings of general applicability, to reflect a change in the group of eligible Employees under the Plan on account of (i) establishment or amendment of a plan, (ii) plan merger, consolidation or spinoff,
            (iii) a change in the way plans are aggregated or separated for purposes of performing the tests described in (A) and (B) above or
            (iv) any combination of the above.

4.3   SPECIAL RULES FOR CONTRIBUTION PERCENTAGE LIMIT TESTING

      (A) For purposes of this Article 4, the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Employer Matching Contributions and/or Taxed Deposits allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by an Employer shall be determined as if all such Employer Matching Contributions and/or Taxed Deposits were made under a single plan.

      (B) In the event that this Plan satisfies the requirements of Sections 401(m), 401 (a)(4) and 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year.

      (C) The Plan may be disaggregated into two or more plans or the Plan may be aggregated with one or more other plans, to the extent permitted by Sections 401(m), 401(a)(4) and 410(b) of the Code, and the regulations thereunder.

      (D) For purposes of determining a Participant's Contribution Percentage, Employer Contributions must be made before the last day of the twelve month period immediately following the Plan Year to which those contributions related.

      (E) Excess Annual Additions distributed to Participants in accordance with Section 4.6 shall be disregarded in applying the tests of
            Section 4.2.

      (F) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.4   ADJUSTMENTS TO EXCESS AGGREGATE CONTRIBUTIONS

      (A) Excess Aggregate Contributions, plus any gain and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, shall be distributed in cash to Highly Compensated Employees within two and one-half months after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made.

      (B) The Excess Aggregate Contributions shall be adjusted for gain or loss. The gain or loss allocable to Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the gain or loss allocable to the Participant's Employer Matching Contributions and Taxed Deposits and amounts treated as Employer Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of (1) the Participant's Account attributable to Employer Matching Contributions and Taxed Deposits and amounts treated as Employer Matching Contributions as of the beginning of the Plan Year plus (2) the Participant's Employer Matching Contributions and Taxed Deposits and amounts treated as Employer Matching Contributions for the Plan Year.

            Notwithstanding the foregoing, no gain or loss shall be allocated to Excess Aggregate Contributions for the period between the end of the taxable year and the date of the corrective distribution.

      (C) Any distribution of Excess Aggregate Contributions for any Plan Year shall be made to Highly Compensated Employees in accordance with Code Section 401 (m)(6)(C) and the rulings and regulations thereunder.

4.5   RETIREMENT CONTRIBUTIONS

      (A) Discretionary Retirement Contributions shall be made and allocated in accordance with the following:

            (1) Subject to the sufficiency of Available Profits, the Board of Directors may authorize, in its sole discretion, a contribution to the Plan by the Company and the board of directors of each adopting Employer may, in its sole discretion, authorize a contribution by such Employer. Such contribution shall be referred to as a Retirement Contribution. Notwithstanding the foregoing, no Retirement Contribution shall be made pursuant to this Section 4.5(A) on or after July 1, 1998.

            (2) Subject to the limitations otherwise contained in this Article, and except as otherwise provided in Section 9.1, Retirement Contributions made pursuant to this Section shall be allocated as of each Allocation Date (as hereinafter defined) for which such contributions are made to the Company Account of each Participant who is in service as of the Allocation Date or who experienced a Separation from Service since the immediately preceding Allocation Date. The Retirement Contributions, if any, to be allocated as of an Allocation Date to an eligible Participant's Company Account shall be equal to a fraction (which shall in no event exceed one (1)) the numerator of which is the Retirement Contribution to be allocated as of such Allocation Date and the denominator of which is the Allocable Sum (as hereinafter defined) multiplied by the product of such Participant's Allocable Points as of such Allocation Date and the Participant's Compensation paid in the period beginning on the immediately preceding Allocation Date and ending on such Allocation Date. Allocable Points shall be determined in accordance with Table A set forth below.

TABLE A

ALLOCABLE POINTS


===================   ============         =======================  ==========
  Participant's         Allocable           Participant's Years of   Allocable
        Age              Points                Vesting Service         Points
-------------------   ------------         -----------------------  ----------
        40-44              1                        0-9                  1
        45-49              2                       10-14                 2
        50-54              3                       15-19                 3
        55-59              4                       20-24                 4
      60 and up            5                       25-29                 5
===================   ============                 30-34                 6
                                                 35 and up               7
                                           =======================  ==========


For purposes of Table A, "Age" is the Participant's age at last birthday on the applicable Allocation Date. Further, for purposes of Table A, a Participant's Years of Vesting Service will be equal to his full Years of Vesting Service completed as of the applicable Allocation Date.

"Allocation Date" means June 30, 1996, December 31, 1996, December 31, 1997 and such other dates in the 1997 Plan Year that the Benefits Administration Committee shall, in its sole discretion, designate as Allocation Dates and each December 31 in Plan Years beginning on and after January 1, 1998.

"Allocable Sum" means the sum of the product of each Participant's Allocable Points as of the applicable Allocation Date multiplied by the Participant's Compensation paid in the period beginning on the immediately preceding Allocation Date and ending on such Allocation Date.

      (B) Effective for Plan Years beginning on and after January 1, 1998, each Employer shall make, on behalf of its Employees who are Participants eligible to share hereunder, subject to the otherwise applicable limitations of the Plan, a nondiscretionary Retirement Contribution. The Retirement Contribution made on behalf of a Participant who is eligible to share in the Retirement Contribution hereunder shall be equal to the sum of such Participant's Allocable Points as of the last day of the Plan Year multiplied by such Participant's Compensation for the Plan Year and divided by one hundred. Allocable Points shall be determined in accordance with Table A set forth below.

TABLE A

ALLOCABLE POINTS

================== ===========          ======================= =============
  Participant's     Allocable           Participant's Years of     Allocable
       Age            Points               Vesting Service           Points
------------------ -----------          ----------------------- -------------
      40-44             1                        0-9                   1
      45-49             2                       10-14                  2
      50-54             3                       15-19                  3
      55-59             4                       20-24                  4
    60 and up           5                       25-29                  5
================== ===========                  30-34                  6
                                              35 and up                7
                                        ======================= =============

To be eligible to share in the Retirement Contribution provided by this Section 4.5(B), the Participant must not be Separated from Service on the last day of the Plan Year or must have Separated from Service in such Plan Year by reason of death, Total and Permanent Disability or retirement on or after Normal Retirement Age.

      (C)   In the event the allocation of Retirement Contributions pursuant to
            Section 4.5(A) or (B) above would result in a discriminatory allocation in violation of Treasury Regulation 1.401(a)(4)-1(b), the Company and each adopting Employer may make additional Retirement Contributions which shall be allocated to certain Participants who are not Highly Compensated Employees for such Plan Year. Such contribution shall be allocated to the Participant who is not a Highly Compensated Employee and who has the least amount of service in such amount as will cause such Participant to become a member of the smallest rate group which fails to satisfy Code Section 410(b) as interpreted and applied under Treasury Regulation 1.401(a)(4)-2(c)(4). If each rate group under the Plan still fails to satisfy Code Section 410(b), an allocation shall be made to the Participant who has the next least amount of service and who is not a Highly Compensated Employee in accordance with the foregoing procedure. This allocation procedure shall be repeated until all rate groups in the Plan satisfy Code
            Section 410(b) as interpreted and applied under Treasury Regulation 1.401(a)(4)-2(c)(4).

      (D) All Retirement Contributions shall be invested in accordance with the provisions of Article 6 and shall be made in cash.

      (E) All Retirement Contributions shall be conditioned on their deductibility under Section 404 of the Code. Retirement Contributions shall be made when directed by the Board of Directors, but not later than the time prescribed by law, including extensions, for filing the income tax return of the Employer for the Employer's taxable year for which such contributions are deductible.

4.6   OVERALL LIMITATION ON ANNUAL ADDITIONS

      Any other provision of this Plan notwithstanding, in no event shall the Annual Addition allocated to a Participant's Account under the Plan for any Limitation Year, exceed the lesser of:

      (A) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year, or

      (B)   thirty thousand dollars ($30,000) for such Limitation Year.

      (C) The compensation limitation referred to in Paragraph (A) shall not apply to:

            (1) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition; or

            (2)   Any amount otherwise treated as an Annual Addition under
                  Section 415(l)(1) of the Code.

If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Tax Deferred Deposits that may be made with respect to any individual under the limits of Code Section 415, or under other limited facts and circumstances that the Commissioner finds justifies this method of allocation, the Annual Addition for a particular Participant would cause the limitations of Code Section 415 applicable to that Participant for the Limitation Year to be exceeded, the excess amounts shall not be deemed an Annual Addition in that Limitation Year and for contributions other than Tax Deferred Deposits and/or Taxed Deposits, such contributions shall be withheld or taken from a Participant's Account and held in a suspense account to be used to reduce future contributions for the Participant (or, if the Participant ceases to be an Employee, for remaining active Participants) in succeeding Limitation Years, as necessary, and, for Tax Deferred Deposits and/or Taxed Deposits, such Deposits (together with allocable income) shall be distributed to the Participant.

4.7   SPECIAL RULES

      (A)   Participation in Another Defined Contribution Plan

            The limitation of Section 4.6 with respect to any Participant who at any time has participated in any other qualified defined contribution plan maintained by the Employer shall apply as if the total contributions allocated under all such defined contribution plans in which the Participant has participated were allocated under one plan.

      (B)   Participation in Another Defined Benefit Plan

            If a Participant has it any time been a participant in a qualified defined benefit plan maintained by the Employer, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction (as hereinafter defined) for any year shall not exceed one (1.0).

            In the event said sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction would otherwise exceed 1.0 for any Plan Year, the projected annual retirement income benefit under the Employer-sponsored defined benefit plan shall be limited, to the extent necessary, to reduce said Defined Benefit Plan Fraction so that the sum of the two fractions hereunder does not exceed the foregoing 1.0 limitation.

            For purposes of the foregoing paragraph only:

            (1) The "Defined Benefit Plan Fraction" for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual retirement income benefit under all defined benefit plans maintained by the Employer, determined as of the end of the Limitation Year, and the denominator of which is the lesser of-

                  (a) the product of 1.25 multiplied by $90,000 as multiplied by the Adjustment Factor; or

                  (b) the product of 1.4 multiplied by one hundred percent (100%) of the Participant's average annual Compensation for the three (3) consecutive calendar years during which his Compensation was the highest.

            (2) The "Defined Contribution Plan Fraction" for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the accounts of the Participant in all defined contribution plans maintained by the Employer (as of the end of the Limitation Year) for that Limitation Year and all preceding Limitation Years and the denominator of which is the sum of the lesser of the following amounts, determined for such Limitation Year and for each prior Limitation Year of service with the Employer:

                  (a) the product of 1.25 multiplied by $30,000 (as adjusted pursuant to Section 415(d)(1)(B) of the Code); or

                  (b) the product of 1.4 multiplied by twenty-five percent (25%) of the Participant's Compensation for such Limitation Year.

Effective for Limitations Years beginning after December 31, 1999, this Section 4.7(B) shall be null and void.

      (C)   Adjustment of Limitation for Years of Service or Participation

            (1) In the case of a Participant who has completed less than ten years of participation in the Plan, the limitation set forth in subparagraph 4.7(B)(1)(a) above, shall be adjusted by multiplying such amount by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation in the Plan and the denominator of which is ten.

            (2) If' a Participant has completed less than ten years of service with an Employer, the limitation set forth in subparagraph 4.7(B)(1)(b) shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's number of years of service (or part thereof) and the denominator of which is ten.

      (D)   Notwithstanding any provisions of the Plan to the contrary, Sections
            4.6 and 4.7 shall be construed in a manner which is consistent with
            Section 415 of the Code (which, to the extent necessary, is hereby incorporated herein) and rulings and regulations issued thereunder.

4.8   DEFINITIONS

      For purposes of Section 4.6, the following definitions shall apply:

      (A) "Annual Addition" shall mean the amount allocated to a Participant's Account during the Limitation Year that constitutes:

            (1)   Tax Deferred Deposits,

            (2)   Taxed Deposits,

            (3)   Employer Matching Contributions,

            (4)   Retirement Contributions,

            (5)   forfeitures (if any), and

            (6) amounts described in Section 415(l)(1) and 419A(d)(2) of the Code.

      (B)   "Limitation Year" shall mean the Plan Year.

4.9   TIMING OF EMPLOYER MATCHING CONTRIBUTIONS

      The Employer shall forward Employer Matching Contributions made pursuant to Section 4.1(A) to the Trustee for investment in the Trust Fund. The Employer shall forward Employer Matching Contributions made pursuant to
      Section 4.1(B) to the Trustee for investment in the Trust Fund at such times as the Employer shall determine, but not later than the time prescribed by law, including extensions, for filing the income tax return of the Employer for the Employer's taxable year for which such contributions are deductible.

4.10  AGGREGATE LIMIT

      Notwithstanding the foregoing, if the Plan does not satisfy the test provided in Section 3.6(A) and the Plan does not satisfy the test provided in Section 4.2(A), then the sum of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year plus the Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall be adjusted if necessary, in accordance with Section 4.11, so that the Aggregate Limit, as hereinafter defined, is not exceeded.

      The Aggregate Limit is the greater of:

      (A)   The sum of-

            (1) 1.25 times the greater of the Prior Plan Year Average Actual Deferral Percentage or the Prior Plan Year Average Contribution Percentage, plus

            (2) Two percentage points plus the lesser of the Prior Plan Year Average Actual Deferral Percentage or the Prior Plan Year Average Contribution Percentage. In no event, however, shall the amount calculated pursuant to this subsection (A)(2) exceed the product of two times the lesser of the Prior Plan Year Average Actual Deferral Percentage or the Prior Plan Year Average Contribution Percentage; or

      (B)   The sum of:

            (1) 1.25 times the lesser of the Prior Plan Year Average Actual Deferral Percentage or the Prior Plan Year Average Contribution Percentage, plus Two percentage points plus the greater of the Prior Plan Year Average Actual Deferral Percentage or the Prior Plan Year Average Contribution Percentage. In no event, however, shall the amount calculated pursuant to this subsection (B)(2) exceed the product of two times the greater of the Prior Plan Year Average Actual Deferral Percentage or the Prior Plan Year Average Contribution Percentage.

Notwithstanding the foregoing, if, pursuant to Section 3.7(C) and Section 4.2(C) the tests described in Section 3.7 and Section 4.2 are determined on the basis of the current year Average Actual Deferral Percentage for Nonhighly Compensated Employees and the current year Average Contribution Percentage for Nonhighly Compensated Employees, then the Aggregate Limit shall also be determined with reference to the current year deferral and contribution percentages of Nonhighly Compensated Employees.

For purposes of this Section 4.10, the Average Actual Deferral Percentage and the Average Contribution Percentage for Participants who are Highly Compensated Employees shall be determined after any corrective distribution of Excess Deferrals pursuant to Section 3.3. Excess Contributions pursuant to Section 3.8, and Excess Aggregate Contributions pursuant to Section 4.4.

In addition, for purposes of this Section 4.10 and Section 4.11, if Excess Contributions have been distributed pursuant to Section 3.8, the Average Actual Deferral Percentage of Highly Compensated Employees shall be deemed to be the largest amount which would be permitted under Section 3.6(A) or (B). If Excess Aggregate Contributions have been distributed or forfeited pursuant to Section 4.4, the Average Contribution Percentage of Highly Compensated Employees shall be deemed to be the largest amount which would be permitted under Section 4.2(A) or (B).

4.11  RETURN OF CONTRIBUTIONS ABOVE THE AGGREGATE LIMIT

      If the Aggregate Limit is exceeded, the Plan shall reduce the Average Actual Deferral Percentage or the Average Contribution Percentage for Participants who are Highly Compensated Employees in the manner described in Section 3.8 or Section 4.4 or shall make a Qualified Non-Elective Contribution described in Section 4.13.

4.12  NONDISCRIMINATION REQUIREMENTS

      In addition to satisfying one of the tests described in Section 3.6 and one of the tests described in Section 4.2, the Plan must meet the requirements of Code Section 401(a)(4), including the requirement that the availability of benefits, rights and features under the Plan be nondiscriminatory.

4.13  QUALIFIED NON-ELECTIVE CONTRIBUTIONS

      The Company and each Employer may make additional discretionary contributions (hereinafter "Qualified Non-Elective Contributions") allocable to Nonhighly Compensated Employees for purposes of ensuring that the Plan satisfies the deferral percentage limitations and the contribution percentage limitations described in Sections 3.6 and 4.2 and the Aggregate Limit described in Section 4.10. Contributions made for the purpose of satisfying the deferral percentage limitations described in
      Section 31.6 shall be considered to be Tax Deferred Deposits for purposes of satisfying such limitations. Contributions made for the purpose of satisfying the contribution percentage limitations described in Section
      4.2 shall be considered to be Employer Matching Contributions for purposes of satisfying such limitations. Contributions made for the purpose of satisfying the Aggregate Limit described in Section 4.10 shall be considered to be Tax Deferred Deposits or Employer Matching Contributions, as applicable, for purposes of satisfying such limit. Qualified Non-Elective Contributions shall be treated as Tax Deferred Deposits for all other purposes of the Plan, shall be nonforfeitable when made and shall be subject to the same distribution requirements as Tax Deferred Deposits except that such contributions may not be distributed as a hardship withdrawal pursuant to Section 10.4.

      Qualified Non-Elective Contributions shall first be allocated to the Participant who received the least amount of Compensation from the Employer during the Plan Year for which the Qualified Non-Elective Contribution is made, in an amount up to the limit set forth in Section
      4.6. In the event that Qualified Non-Elective Contributions made on behalf of such Participant do not enable the Plan to satisfy the deferral percentage limitations described in Section 3.6, the contribution percentage limitations described in Section 4.2 and/or the Aggregate Limit described in Section 4.10, then Qualified Non-Elective Contributions shall be allocated to the Participant with the next lowest Compensation for such Plan Year in an amount up to the limit set forth in Section 4.6. This allocation procedure shall be repeated until the deferral percentage limitations, the contribution percentage limitations and/or the Aggregate Limit are satisfied, unless an alternative method of satisfying the rules is used by the Employer.

                                    ARTICLE 5

                 PARTICIPANTS' ACCOUNTS AND INVESTMENT ELECTIONS

5.1   SEPARATE ACCOUNTS

      The Benefits Administration Committee shall maintain, or cause to be maintained, a separate account for each Participant which shall consist of his Personal Account, Company Account and Rollover Account, if any. A Participant's Personal Account shall have separate subaccounts; for amounts attributable to Tax Deferred Deposits and Taxed Deposits. A Participant's Company Account shall have separate subaccounts for amounts attributable to Employer Matching Contributions and Retirement Contributions. A Participant's Company and Personal Accounts shall have, if applicable, separate subaccounts for amounts accumulated under the World Financial Network Plan. Each such account and subaccount will be considered a subaccount of the Participant's Account.

5.2   VALUATION OF FUNDS

      There shall be determined as of each Valuation Date the fair market value of all assets held in the Trust Fund. Such valuation shall be determined in accordance with the principles of Section 3(26) of ERISA and the regulations thereunder and shall give effect to brokerage fees, transfer taxes, contributions, earnings, gains and losses, forfeitures, expenses, disbursements, and all other transactions during the valuation period since the preceding Valuation Date.

      In making such determinations and in crediting net appreciation or depreciation and all other applicable adjustments to a Participant's Account, the Benefits Administration Committee may employ such accounting methods as the Benefits Administration Committee may deem appropriate in order to fairly reflect the fair market value of the Plan assets and each Participants' Account. If Investment Funds are established pursuant to
      Section 6.2, the valuation of a Participant's individual Account shall reflect such Participant's investment elections. For this purpose, the Benefits Administration Committee may rely upon information provided by the Trustee, the investment manager, or other persons believed by the Benefits Administration Committee to be competent.

5.3   INVESTMENT ELECTION

      If Investment Funds are established pursuant to Section 6.2, a Participant shall make an investment election which shall cover his Tax Deferred Deposits, Taxed Deposits, Rollover Contributions, Employer Matching Contributions and Retirement Contributions. The investment election shall be for a percentage amount, in one percent (1%) increments, to be invested in one or more of the Investment Funds established pursuant to Section 6.2.

      Each Participant is solely responsible for the selection of his investment options. The Trustee, the Investment Committee, the Benefits Administration Committee, the Employer and the officers, supervisors and other employees of the Employer are not empowered to advise a Participant as to the manner in which his Account shall be invested. The fact that an Investment Fund is available to a Participant for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund. In the event no election is made by a Participant, amounts available for election will be invested in an Investment Fund intended to provide for preservation of principal and interest income.

5.4   TIMING OF INVESTMENT ELECTION

      The investment election must be made prior to the commencement of an Employee's participation in the Plan or at such other time as the Benefits Administration Committee shall establish and apply on a uniform basis. Any such election may be changed at such time and as frequently as shall be permitted by procedures established and applied by the Benefits Administration Committee on a uniform basis. Each such election or change in election shall be effective with respect to Deposits and Employer Matching Contributions made from or with respect to Compensation payable on the next payroll processing date after election by the Employee in accordance with procedures established by the Benefit Administration Committee and with respect to future Retirement Contributions.

5.5   TRANSFER BETWEEN INVESTMENT FUNDS

      Except as provided in Section 6.3, a Participant may elect to transfer an amount equal to the value of all or part of his Account invested in any one or more of the Investment

      Funds to another one or more of such Investment Funds. Any such election shall be made in accordance with procedures established and applied by the Benefits Administration Committee an a uniform basis. Except as otherwise established pursuant to Section 5.6 below, the value of amounts transferred shall be determined as of the Valuation Date which is coincident with or next knowing the date of receipt of the Participant's election to transfer made in accordance with procedures established by the Benefits Administration Committee.

5.6   SPECIAL VALUATION DATE

      If as a result of a transfer notice the Trustee executes investment elections on a date later than the otherwise applicable Valuation Date, the Benefits Administration Committee may establish an appropriate Valuation Date or Dates uniformly for similarly situated Participants in a manner which it deems appropriate to assure the equitable treatment of all Participants, those electing transfers as well as those having amounts in the Investment Funds from or to which the transfers are made.

5.7 TRANSFER OF ACCOUNTS FROM THE J.C. PENNEY COMPANY, INC. SAVINGS, PROFIT-SHARING AND STOCK OWNERSHIP PLAN AND THE J.C. PENNEY COMPANY, INC. SAVINGS AND PROFIT SHARING RETIREMENT PLAN

      The Plan and Trust shall accept a transfer of assets and liabilities from the J.C. Penney Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan (the "J.C. Penney Stock Ownership Plan") and the J.C. Penney Company, Inc. Savings and Profit Sharing Retirement Plan (the "J.C. Penney Profit Sharing Retirement Plan") representing the account balances (accrued benefits) in the J.C. Penney Plan of former Employees of J.C. Penney Company, Inc. who became Participants in this Plan as of the Effective Date and who voluntarily elect transfer of their accounts pursuant to Treasury Regulation .411(d)-4 (Q&A-3). Such transfer of assets and liabilities shall comply with all applicable provisions of the Code and ERISA.

      Such transfer of assets and liabilities shall be made as of a date agreed upon by the trustee of this Plan, in accordance with the direction of the Benefits Administration Committee, and the trustee of the J.C. Penney Stock Ownership Plan and the J.C. Penney Profit Sharing Retirement Plan. Amounts which are transferred pursuant to this Section 5.7 shall be credited to Participant Rollover Accounts and shall be one-hundred percent (100%) vested and nonforfeitable. However, to the extent applicable, the Benefits Administration Committee shall maintain or cause to be maintained a subaccount in the Participant's Account for amounts attributable to after-tax Employee contributions made to the J.C. Penney Stock Ownership Plan and/or the J.C. Penney Profit Sharing Retirement Plan prior to January 1, 1987.

5.8   MERGER OF WORLD FINANCIAL NETWORK NATIONAL BANK SAVINGS AND RETIREMENT
      PLAN

      Effective as of midnight on December 31, 1997, the World Financial Network National Bank Savings and Retirement Plan (hereinafter the "World Financial Network Plan") was merged into this Plan. Such merger shall comply in all respects with the requirements of ERISA and the Code, including, by way of example and not by way of limitation, Code Section 401(a)(12), Code Section 411(d)(6), and Code Section 414(l). In accordance with the direction of the Benefits Administration Committee, the Trustee shall accept a transfer of all assets and liabilities previously held under the World Financial Network Plan and Trust.

      The Benefits Administration Committee shall cause an Account to be established under the Plan in the name of each Participant and Beneficiary who had an Account under the World Financial Network Plan as of the merger on December 31, 1997 (the "Merger Date"), and shall credit such Account established under this Plan with the amount standing to the credit of such Participant or Beneficiary in their Account under the World Financial Network Plan as of the Merger Date with such adjustments as are necessary to properly reflect attributable gains, losses, distributions, expenses, fees, and each other credit or charge allocable to such Account subsequent to the Merger Date. In a similar fashion, each subaccount maintained within a Participant's Account shall be credited with the balance in the corresponding subaccount under the World Financial Network Plan as of the Merger Date. All such Accounts shall be held, administered and distributed in accordance with the terms of this Plan as hereinafter set forth on and after the Merger Date.

                                    ARTICLE 6

                                 TRUST AGREEMENT

6.1   TRUST AGREEMENT

      (A) The Company has entered or will enter into a Trust Agreement which shall be a part of the Plan. All contributions made pursuant to the provisions of the Plan shall be paid into the Trust Fund. All such payments and increments thereon shall be held and disbursed in accordance with the provisions of the Plan and Trust Agreement, as each shall be applicable under the circumstances. No person shall have any interest in, or right to, any part of the funds so held, except as expressly provided in the Plan or Trust Agreement.

      (B) The Trustee shall have the exclusive authority and discretion to invest, manage and control the assets of the Plan, except to the extent that Participants have been given authority to direct their Accounts pursuant to Article 5, to the extent the Investment Committee has allocated the authority to manage Plan assets to one or more investment managers (within the meaning of Section 3(38) of ERISA) or to the extent that the Investment Committee has given the Trustee direction with regard to the investment of Plan assets. Any investment manager appointed by the Investment Committee shall have the exclusive authority to manage, including the power to direct the acquisition and disposition of, the Plan assets assigned to it by the Investment Committee.

6.2   ESTABLISHMENT OF INVESTMENT FUND(S)

      The Trustee, at the direction of the Investment Committee, shall establish one or more Investment Funds having such investment objectives as may be ascribed to each such fund by the Investment Committee. Such Investment Funds may consist of the Trust's investment in (i) one or more pooled investment or collective funds, if it is a bank or trust company, for the investment of the assets of tax qualified pension and/or profit-sharing plans, (ii) one or more mutual funds, (iii) one or more contracts issued by an insurance company, and/or in (iv) any-other investment vehicle suitable for the investment of assets of the Trust Fund and designated by the Investment Committee.

      Amounts transferred pursuant to Section 5.7 shall be transferred in full and fractional shares of common stock of J.C. Penney and shall be held and invested in an Investment Fund comprised of common stock of J.C. Penney, subject to the right of the Participant to elect alternate Investment Funds pursuant to Section 5.3 and Section 5.5. Such Investment Fund shall remain in existence until December 31, 1996 at which time such Fund shall be liquidated and invested in an Investment Fund designated by the Investment Committee which provides for security of principal and interest and/or dividend income.

      The Investment Committee shall provide information to Participants and eligible Employees regarding the Investment Funds available under the Plan, including a description of the investment objectives and types of investments of each such Investment Fund. If a prospectus is required to be issued with respect to any such Investment Fund, the Plan Administrator will inform Participants and eligible Employees of the availability of such prospectus or, if required by law, arrange to furnish a copy of the prospectus to each Participant and eligible Employee.

      A Participant who is entitled to a distribution may elect to receive a portion of their Account in the form of J.C. Penney stock, equal to the number of shares of J.C. Penney stock held in their Account on December 31, 1996.

6.3   THE LIMITED STOCK TRANSFERRED FROM THE WORLD FINANCIAL NETWORK PLAN

      (A) Participants who previously participated in the World Financial Network Plan, whose account under that plan was invested in whole or in part in The Limited Stock Fund and whose account under the World Financial Network Plan has been transferred to this Plan pursuant to
            Section 5.8, shall be permitted to continue to hold The Limited Stock in an Investment Fund comprised of The Limited Stock until they direct the Trustee to sell such stock and invest the proceeds in one or more of the other Investment Funds available under the Plan. Participants shall not be entitled to direct that future contributions to their Accounts be invested in The Limited Stock, or to have amounts initially invested in one of the other Investment Funds reinvested in The Limited Stock. Cash dividends paid on The

            Limited Stock held in Participants' Account shall be reinvested in The Limited Stock.

            The Investment Fund comprised of The Limited Stock shall remain in existence until December 31, 1998 at which time such Investment Fund shall be liquidated and reinvested in accordance with procedures established by the Investment Committee.

            A Participant who is entitled to a distribution may elect to receive a portion of their Account in the form of The Limited Stock equal to the number of shares of The Limited Stock held in their Account on December 31, 1998.

      (B) The Benefits Administration Committee shall have the power to direct the Trustee in the voting of all The Limited Stock held by the Trustee. All voting of The Limited Stock shall be in compliance with all applicable rules and regulations of the Securities and Exchange Commission and all applicable rule of or any agreement with any stock exchange on which The Limited Stock being voted are traded. The Trustee shall vote all of The Limited Stock as directed by the Benefits Administration Committee and in the absence of such directions shall vote or not vote The Limited Stock in such manner as the Trustee shall, in its sole discretion, determine. Notwithstanding the foregoing, the Benefits Administration Committee may, in its sole discretion and at any time or from time to time, permit Participants and Beneficiaries to direct the manner in which all or the vested portion of any of The Limited Stock allocated to their Accounts shall be voted on such matters as the Benefits Administration Committee permits.

6.4   TENDER OFFERS

      Each Participant and Beneficiary shall have the sole right to direct the Trustee as to the manner in which to respond to a tender or exchange offer of The Limited Stock allocated to such person's Account. The Benefits Administration Committee shall use its best efforts to notify or cause to be notified each Participant and Beneficiary of any tender or exchange offer and to distribute or cause to be distributed to each Participant and Beneficiary such information as is distributed in connection with any tender or exchange offer to holders generally of The Limited Stock, together with the appropriate forms for directing the Trustee as to the manner in which to response to such tender or exchange offer. Upon timely receipt of directions under this Section from the Participant or Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, such directions. If the Trustee does not receive timely directions from a Participant or Beneficiary under this Section, the Trustee shall not tender, sell, convey or transfer any of The Limited -Stock held in such persons' Account in response to any tender or exchange offer.

6.5   ASSUMPTION OF RISK BY PARTICIPANT

      Each Participant (or Beneficiary) assumes the risk in connection with any decrease in value of his separate Account, and there shall be no liability under the Plan to a Participant in excess of the value of his Account.

6.6   INDEPENDENT QUALIFIED PUBLIC ACCOUNTANT

      The Benefits Administration Committee shall engage or caused to be engaged an independent qualified public accountant to conduct such examinations and to render such opinions as may be required by Section 103(a)(3) of ERISA. The Benefits Administration Committee in its discretion may remove and discharge the person so engaged, but in such case it shall first appoint a successor independent qualified public accountant to perform such examinations and render such opinions.

                                    ARTICLE 7

                   DEATH BENEFITS AND BENEFICIARY DESIGNATIONS

7.1   DEATH BENEFITS

      (A) When a Participant has a Separation from Service by reason of death or dies after Separation from Service but before receiving benefits, the benefits shall be payable to the Beneficiary determined pursuant to Section 7.2.

      (B) The payment of benefits shall be in lump sum payment and shall be made as soon as practicable after the Benefits Administration Committee receives notification and proof of the Participant's death.

      (C) In no event, however, shall the payment of such benefits to a Beneficiary be made later than 5 years after the Participant's death or, if the Beneficiary is the surviving Spouse of the Participant, later than the date permitted under the Code and Treasury Regulations. Distributions shall be made to the surviving Spouse in accordance with Section 401(a)(9) of the Code and Treasury Regulations issued thereunder, which provisions are hereby incorporated into the Plan by reference.

7.2   DESIGNATION OF BENEFICIARY

      A Participant, including one who has Separated from Service but has not received a distribution of his Plan benefits, may designate one or more Beneficiaries and one or more contingent Beneficiaries to receive upon his death a distribution of his Plan benefits in such proportion as such Participant designates. If, however, such a Participant is married on the date of his death, his Beneficiary shall be his Spouse unless a different Beneficiary designation was consented to by his Spouse. Such consent by the Participant's Spouse must be in writing, be irrevocable, and given prior to the Participant's death. Such consent must acknowledge the effect of the Participant's Beneficiary designation, specify the identity of the non-Spouse Beneficiary, including contingent Beneficiaries, if any, and the consent must be witnessed by a Plan representative or notary public. A Participant's Spouse must again consent, in accordance with the requirements applicable to the original consent, to any change in Beneficiary designation unless the original consent acknowledged that the Participant had the ongoing consent of his Spouse to make any such change.

      Any consent by his Spouse shall be valid and effective only with respect to that Spouse. The consent of a Participant's Spouse shall not be required if (A) the Participant establishes to the satisfaction of the Benefits Administration Committee that consent cannot be obtained because the Spouse cannot be located or that there is no Spouse, or (B) the Participant and Spouse are legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to that effect; provided, however, that spousal consent in (B) above is required if required by a Qualified Domestic Relations Order. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian (even if the guardian is the Participant) may give consent. If
      (1) all Beneficiaries predecease a Participant or die within 30 days after the Participant's death, or (2) an unmarried Participant fails to make a Beneficiary designation, or (3) there is some doubt or ambiguity as to the right to payment of any Beneficiary designated by the Participant, the Benefits Administration Committee may, in its sole discretion, direct the Trustee to pay the benefits otherwise distributable either to (a) in whole or in part, to any one, or jointly to any number, of the following surviving relatives of the deceased Participant: his Spouse, children, parents, brothers, or sisters or (b) the Participant's estate.

                                    ARTICLE 8

                      VESTING AND TERMINATION OF EMPLOYMENT

8.1   VESTING IN PERSONAL ACCOUNT AND ROLLOVER ACCOUNT

      A Participant shall at all times have a one hundred percent (100%) vested and nonforfeitable interest in his Personal Account and Rollover Account, if any.

8.2   VESTING IN COMPANY ACCOUNT

      A Participant whose employment is terminated prior to attainment of his Normal Retirement Age (and for any reason other than death or Total and Permanent Disability), shall have a vested and nonforfeitable right in his Company Account attributable to Employer Matching Contributions, and any earnings or losses attributable thereto, in accordance with the following schedule:


                        YEARS OF VESTING SERVICE            PERCENTAGE VESTED
                        ------------------------            -----------------
                        less than 1                                0%
                        I but less than 2                          20%
                        2 but less than 3                          40%
                        3 but less than 4                          60%
                        4 but less than 5                          80%
                        5 or more                                 100%

      A Participant whose employment is terminated prior to attainment of his Normal Retirement Age (and for any reason other than death or Total and Permanent Disability), shall have a vested and nonforfeitable right in his Company Account attributable to Retirement Contributions, and any earnings or losses attributable thereto, in accordance with the following schedule:


                        YEARS OF VESTING SERVICE          PERCENTAGE VESTED
                        ------------------------          -----------------
                        less than 5                                0%
                        5 or more                                 100%

      Notwithstanding the foregoing, a Participant who participated in the World Financial Network Plan and whose Retirement Account under such plan was transferred to this Plan shall have a nonforfeitable interest in his World Financial Network Plan Retirement Account determined in accordance with the following schedule if it would result in a larger nonforfeitable interest than under the foregoing schedule:


         YEARS OF VESTING SERVICE                   PERCENTAGE VESTED
         ------------------------                   -----------------
         less than 3                                       0%
         3                                                 20%
         4                                                 40%
         5                                                100%

      Any amount remaining in a Participant's Company Account after his nonforfeitable percentage is determined upon his Separation from Service shall be forfeited by him as provided in Section 8.5. The forfeited amounts shall be held in the Forfeiture Account subject to Section 8.8.

8.3   VESTING AFTER SPECIFIED EVENTS

      Notwithstanding his Years of Vesting Service, a Participant who attains his Normal Retirement Age while in the service of an Employer shall be 100% vested in the balance in his Company Account. Moreover, if a Participant shall Separate from Service (1) because of Total and Permanent Disability, (2) because of death, or (3) because of the discontinuance (through no fault of his own) of the operation of a unit of an Employer in which he was employed or of the particular work in which he was engaged, at the discretion of the Benefits Administration Committee such Participant shall be 100% vested in the balance in his Company Account.

8.4   DISTRIBUTIONS WITH LESS THAN 100% VESTING

      If a Participant who is less than one hundred percent (100%) vested in his Company Account receives a distribution from such Company Account following termination of employment, then his vested interest in such Account upon reemployment prior to incurring five (5) consecutive One-Year Breaks in Service shall be equal to P(AB + R x D)) - R x D) where:

            P is the vested percentage at the time at which the Participant's vested interest cannot increase;

            AB is the account balance of the Company Account determined at the time at which the Participant's vested interest cannot increase;

            D is the amount of the distribution; and



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

            R is the ratio of the account balance of the Company Account determined at the time at which the Participant's vested interest cannot increase to such account balance determined after the distribution.

8.5   FORFEITURES

      If a Participant's employment is terminated, any portion of his Company Account in which the Participant does not have a nonforfeitable interest shall be provisionally forfeited as of his date of termination of employment.

      (A) If a Participant who has had a provisional forfeiture shall again become an Employee prior to incurring five (5) consecutive One-Year Breaks in Service, the Employer shall reinstate (as of the Participant's Reemployment Commencement Date), the dollar amount of his Company Account forfeited, unadjusted for any gains or losses which occurred during said One-Year Breaks in Service. If such Participant received a distribution upon termination, the amounts provisionally forfeited will be reinstated only upon satisfaction of the following conditions:

            (1) the Participant resumes employment with the Employer before incurring five (5) consecutive One-Year Breaks in Service,

            (2) the Participant repays to the Plan the full amount of the distribution previously made to him, and

            (3) the repayment is effected within five (5) years of the date on which he is credited with an Hour of Service for the performance of duties for an Employer.

      (B) If the Participant is not rehired before incurring five (5) consecutive One-Year Breaks in Service, the amount of the forfeiture shall be forfeited permanently.

      The amount required to reinstate a forfeited Company Account shall be paid from the Forfeiture Account to the extent such Account is sufficient. To the extent the available forfeitures are insufficient to fully reinstate Participants' previously nonvested amounts,


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

      the Employer will make an additional contribution to the Plan sufficient to fully reinstate such amounts.

      If a Participant's employment terminates at a time when he has no vested interest in his Company Account, the Participant shall be deemed to have been distributed his entire Company Account balance on termination of his employment.

8.6   DISTRIBUTION OF VESTED BENEFITS

      Benefits payable in the case of a Participant whose employment is terminated shall be paid in accordance with Article 7 in the case of death, or Article 9, in the case of a Participant who retires or otherwise terminates employment with a vested benefit.

8.7   NO FORFEITURE FOR CAUSE

      Notwithstanding any other provisions of this Article 8, in no event shall any Participant's Accrued Benefit under the Plan be forfeited for misfeasance, malfeasance or any other cause not specifically stated in the Plan.

8.8   FORFEITURE ACCOUNT

      The Trustee or its delegate shall establish and maintain in the Trust a Forfeiture Account for purposes of holding and investing amounts formerly allocated to individual Accounts of Participants but forfeited pursuant to
      Article 8. All amounts credited to the Forfeiture Account shall be invested in the Fixed Income Fund.

      Amounts held in the Forfeiture Account shall be applied during each Plan Year (A) to restore amounts previously forfeited by Participants but required to be reinstated upon resumption of employment under Section 8.5 and (B) to make the payments to Participants pursuant to Section 9.1. To the extent not paid by the Company of an Employer, Plan expenses shall be paid with amounts held in the Forfeiture Account. In the discretion of the Benefits Administration Committee, amounts held in the Forfeiture Account may be applied to correct an error made or resolve a claim filed under the Plan in accordance with Section 12.11. Any remaining amounts in the Forfeiture Account shall be used to reduce and be allocated in lieu of any Employer contribution for the current or next succeeding Plan Year.



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8.9   SERVICE UPON REEMPLOYMENT

      Except as provided in Section 2.8, if a Participant has a Separation from Service and again becomes an Employee, his Years of Vesting Service completed before his reemployment will be included in determining his vested and nonforfeitable interest in his pre-break and post-break balances in his Company Accounts after he again becomes an Employee.

      Except as provided in Section 2.8, if an Employee terminates employment before becoming a Participant and again becomes an Employee, he will receive credit for his prior Years of Vesting Service and Years of Eligibility Service.



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                                    ARTICLE 9

                            DISTRIBUTION OF BENEFITS

9.1   VESTED BENEFITS

      (A) A Participant who has a Separation from Service shall be entitled to a benefit equal to the vested interest in the balance in his Personal and Company Accounts determined pursuant to Article 8.

      (B) Pursuant to the operation of Section 4.1 and/or Section 4.5, a Participant may be entitled to receive an additional allocation after Separation from Service if such Separation from Service occurred by reason of death, Total and Permanent Disability or retirement on or after Normal Retirement Age. The Participant's vested interest in such amount shall be subject to distribution pursuant to this Article 9 as of the Valuation Date coincident with or next following the Allocation Date as of which such amount is allocated to the Participant's Account.

      (C)   A Participant who is 100% vested in his Company Account pursuant to
            Article 8 on his Separation from Service (or the surviving Spouse of such Participant) and who has not given written consent to a distribution of benefits may elect a distribution from the Plan of all or any portion of his Account at any time. A Participant who is less than 100% vested in his Company Account pursuant to Article 8 on his Separation from Service (or the surviving Spouse of such Participant) may elect to receive a complete distribution of his Account at any time or may receive a partial distribution of his vested Account to the extent provided in Section 10.3 and Section
            10.4. Each distribution request is to be made in accordance with procedures and rules promulgated by the Benefits Administration Committee. All such withdrawal requests are subject to the approval of the Benefits Administration Committee or their designated administrator.

            A withdrawal hereunder shall be made from the following sources in the order set forth (the vested value in each category shall be exhausted before funds are taken


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

            from the next category) with Investment Funds within each category being liquidated on a pro-rata basis:

            (1)   Unmatched Taxed Deposits

            (2)   Matched Taxed Deposits

            Rollovers

            (3)   Employer Matching Contributions

            (4)   Qualified Non-Elective Contributions

            (5)   Unmatched Tax Deferred Deposits

            (6)   Matched Tax Deferred Deposits

            (7)   Retirement Contributions

9.2   VALUATION DATE

      (A) For purposes of distributions, the value of a Participant's Account shall be determined on the Friday (or the first business day thereafter if such Friday is not a business day) following authorization of the distribution of such Account or a portion thereof by the Benefits Administration Committee.

      (B) The payment of a Participant's Accrued Benefit shall be made as soon as practicable after such Valuation Date. The primary method of distribution shall be a lump-sum payment or payments in cash. Distributions made from the Investment Fund comprised of the common stock of J.C. Penney, at the election of the Participant who participated in the J.C. Penney Stock Ownership Plan, shall be made in full shares of common stock of J.C. Penney (fractional shares shall always be distributed in cash).

            Notwithstanding the foregoing, a Participant who participated in the World Financial Network Plan and whose Account under such plan was invested in whole or in part in The Limited Stock may elect that all or a portion of his


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

            Account be distributed in The Limited Stock; provided, however, that the value of any fractional shares shall be distributed in cash.

      (C) Except as otherwise provided in Section 9.3 hereof, or unless a Participant otherwise elects, in no event shall the payment of benefits to a Participant who has a Separation from Service begin later than the 60th day after the latest of the close of the Plan Year in which (1) the Participant attains Normal Retirement Age, (2) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan or (3) occurs the Participant's Separation from Service.

9.3   CONSENT TO DISTRIBUTION OF BENEFITS

      Except as provided below the benefits payable to a Participant who has a Separation from Service other than because of death shall not be distributed unless the Participant first gives written consent to such distribution. Such written consent shall be provided by the Participant on a form required by the plan administrator and shall be necessary if the value of the Participant's vested benefits exceeds $5,000. If the value of a Participant's vested benefit is $5,000 or less (and has not exceeded $5,000 as of any previous distribution under the Plan), the Benefits Administration Committee shall direct the Trustee to cause the entire vested benefit to be paid to such Participant (or the Participant's Beneficiary in the case of a deceased Participant) without regard to the Participant's election or the consent of said Participant's Spouse, including, if not previously distributed, the vested benefits of Participants who Separated from Service prior to January 1, 1998. In the event a Participant is to receive a distribution and subsequently is reemployed by the Company or other Employer before the distribution is made, such distribution shall not be made.

9.4   DEFERRAL OF BENEFITS

      (A) The benefits of a Participant who has a Separation from Service other than because of death may be deferred to a date not later than that permitted by the minimum distribution requirements of Section 401(a)(9) of the Code and Treasury Regulations issued thereunder, which provisions are hereby incorporated into the

            Plan by reference ("Deferred Distribution Date"). During such deferral period, the Participant shall not make any deposits or, except as otherwise provided in Section 11.2, apply for a loan after his Separation from Service.

      (B) In the event of the death of a Participant during the deferral period prior to distribution of all Plan benefits, the surviving Spouse shall have the right to defer all or any portion of the benefits payable to the surviving Spouse and shall be permitted to designate a Beneficiary to receive benefits in the event of such Spouse's death. If the Spouse fails to designate a Beneficiary or if the Beneficiary designated by the Spouse fails to survive the Spouse, any benefits payable because of the Spouse's death shall be paid to the Spouse's estate.

            The Plan shall charge and collect a reasonable administrative maintenance fee, which may be adjusted from time to time, to be deducted from the Accounts of persons whose benefits are deferred.

9.5   REQUIRED DISTRIBUTIONS FOR ACTIVE PARTICIPANTS

      A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the 5-plan year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause
      (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends.

9.6   NOTICES TO PARTICIPANTS; DISTRIBUTIONS WITHIN 30 DAYS

      The Benefit Administration Committee shall provide to the Participant notices of the following: (1) deferral rights and information on optional benefits required by Section 1.411(a)-11(c) of Income Tax Regulations, and
      (2) a written explanation of the direct rollover and tax withholding information required by Section 402(f) of the Code. Such


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

      notices shall be provided to the Participant no earlier than 90 days and no less than 30 days before the Annuity Commencement Date. The Annuity Commencement Date for a lump sum payment is the Valuation Date described in Section 9.2 above of this Article 9, provided it is within 90 days of the date the notices are provided to the Participant. A payment shall not be considered to occur after the Annuity Commencement Date merely because actual payment is reasonably delayed for calculation of the benefit amount.

      If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (1) the plan administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.



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

                                   ARTICLE 10

                           WITHDRAWALS WHILE EMPLOYED

10.1  LIMITS ON WITHDRAWALS

      No withdrawals, other than withdrawals of credits in a Participant's Account to the extent provided by this Article 10, shall be permitted prior to the Participant's Separation from Service.

10.2  WITHDRAWAL OF TAXED DEPOSITS

      A Participant ma: elect, in accordance with procedures established by the Benefits Administration Committee, to withdraw from his Personal Account an amount in cash not exceeding the value of amounts attributable to his Taxed Deposits in his Personal Account as of the date the withdrawal is requested in accordance with procedures established by the Benefits Administration Committee.

10.3  WITHDRAWAL AFTER ATTAINMENT OF AGE 59 1/2

      A Participant may elect at any time after the attainment of age 591/2 to withdraw from his (i) Personal Account and (ii) Company Account an amount in cash not in excess of the vested value thereof determined as of the Valuation Date coincident with or next following the date on which the Participant requests a withdrawal in accordance with procedures established by the Benefits Administration Committee.

      A withdrawal hereunder shall be made from the following sources in the order set forth (the vested value in each category shall be exhausted before funds are taken from the next category) with Investment Funds within each category being liquidated on a pro-rata basis:

      (A)   Unmatched Taxed Deposits

      (B)   Matched Taxed Deposits

      (C)   Rollovers

      (D)   Employer Matching Contributions



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

      (E)   Qualified Non-Elective Contributions

      (F)   Unmatched Tax Deferred Deposits

      (G)   Matched Tax Deferred Deposits

      (H)   Retirement Contributions

10.4  WITHDRAWAL TO ALLEVIATE FINANCIAL HARDSHIP

      A Participant, who does not have any amounts credited in his Account which are subject to withdrawal under Sections 10.2 or 10.3, may apply to the Benefits Administration Committee for approval to withdraw, as of the Valuation Date which is coincident with or next following the date of approval of such application by the Benefits Administration Committee, an amount in cash necessary to satisfy and alleviate the financial hardship. Such withdrawal may be made from the following sources in the order set forth to the extent of the vested value thereof:

      (A)   Rollover Account

      (B)   World Financial Network Plan Rollover Account

      (C)   World Financial Network Plan Matching Account

      (D)   World Financial Network Plan Retirement Account

      (E)   Unmatched Tax Deferred Deposits (exclusive of earnings)

      (F)   Matched Tax Deferred Deposits (exclusive of earnings)

      The Benefits Administration Committee shall approve any such application only to relieve an immediate and heavy financial need of the Participant (including his Spouse or any dependent), not in excess of the amount required to relieve such financial need, and only if, and to the extent, such need cannot be satisfied from other resources reasonably available to him (including assets of his Spouse and minor children reasonably available to him). In making a determination whether to approve any such application, the Benefits Administration Committee shall (1) determine what criteria will be used to determine


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

      whether the withdrawal is necessary, (2) require the Participant to submit such proof as to the existence of such financial need as the Committee shall deem necessary and (3) consider all relevant facts and circumstances of the Participant. For purposes of this paragraph, an immediate and heavy financial need may result from any one of the following circumstances: (a) medical expenses (within the meaning of Section 213(d) of the Code) incurred by the Participant, his Spouse, or any dependent (within the meaning of Section 152 of the Code) or amounts necessary for these persons to obtain medical care described in Code Section 213(d); (b) purchase (excluding mortgage payments) of the Participant's principal residence;
      (c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, or any dependent of the Participant (d) the need to prevent (i) the eviction of the Participant from his principal residence or (ii) the foreclosure on the mortgage of his principal residence; and (e) such other immediate and heavy financial needs as determined by the Commissioner of the Internal Revenue Service and announced by publication of revenue rulings, notices, and other documents of general applicability. Notwithstanding any other provision of the Plan, a Participant will not be deemed to have an immediate and heavy financial need, unless the Participant agrees in writing that no portion of the withdrawal will be transferred to another retirement plan.

      A distribution will be deemed necessary to satisfy the immediate and heavy financial need of the Participant if:

      (G) the distribution is not in excess of the amount of the immediate and heavy financial need;

      (H) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

      (I) the Plan, and all other plans maintained by the Employer, provide that the Participant's Tax Deferred Deposits and Taxed Deposits, if any, (except for mandatory after-tax employee contributions to a defined benefit plan) will be suspended for at least 12 months after receipt of the hardship distribution; and



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

      (J) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make Tax Deferred Deposits for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
            Section 402(g) of the Code for such next taxable year less the amount of such Participant's Tax Deferred Deposits for the taxable year of the hardship distribution.

10.5  LOANS PRIOR TO HARDSHIP WITHDRAWALS

      For purposes of Section 10.4 above, the Benefits Administration Committee shall grant a Participant's request for a hardship withdrawal only if the Participant borrows the maximum permissible amounts under the Employer's retirement plans to the extent such borrowings would not increase the Participant's financial need. The amount of the loan shall be the lesser of (i) the said maximum amount or (ii) the amount necessary to alleviate the hardship.

10.6  IN-SERVICE WITHDRAWALS

      This Section 10.6 shall apply only to Participants who had an Account transferred from the World Financial Network Plan and, further, shall only apply to such Participant's Account balance (exclusive of amounts attributable to Tax Deferred Deposits) as of December 31, 1997, adjusted for subsequent income, expenses, gains and losses or any other applicable charge or credit. A Participant who is fully vested in his or her Account and who has participated in the Plan for at least five years may obtain an in-service withdrawal from his or her Account (other than his or her Account attributable to Tax Deferred Deposits). Thirty percent (30%) of a Participant's Account (other than his or her Account attributable to Tax Deferred Deposits) is available for in-service withdrawal pursuant to this
      Section 10.6, less the percentage of the Participant's Account previously withdrawn. A Participant may request no more than one in-service withdrawal, in multiples of five percentage points, in any calendar quarter, beginning with the calendar quarter next following the date of which the Participant becomes fully vested. A request for an in-service withdrawal shall be made in accordance with such procedures as the Benefits Administration Committee shall prescribe. An in-service withdrawal shall be charged against a Participant's Account (other than his or her Account attributable to Tax Deferred Deposits) from the following sources in the order set forth (the vested value in each category shall be exhausted before funds are taken from the next category) with Investment Funds within each category being liquidated on a pro-rata basis:

      (A)   Rollovers

      (B)   Employer Matching Contributions

      (C)   Retirement Contributions.



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                                   ARTICLE 11

                                      LOANS

11.1  OVERALL LIMITATIONS

      The Benefits Administration Committee may, in its discretion, approve loans to Participants similarly situated in a uniform and nondiscriminatory manner. Subject to the conditions, restrictions and limitations set forth herein, an Employee with a Rollover Account shall be eligible to request a loan from such Account. All such loans shall be subject to the following terms and conditions:

      (A) The Participant must apply for a loan in accordance with procedures established by the Benefits Administration Committee. Loan applications shall be reviewed by the Committee as soon as reasonably practicable after receipt.

      (B) Every loan applicant shall receive a clear statement of the charges involved in the loan transaction including the dollar amount to be borrowed, the annual interest rate of the loan, and the dollar amount of interest payments to be paid for the life of the loan.

      (C) No loan shall be granted under the Plan to the extent it would cause the aggregate balance of all loans which a Participant has outstanding under this Plan and under any other qualified plan maintained by the Employer (an "Other Plan") to exceed an amount equal to the lesser of:

            (1) $50,000 reduced by the excess (if any) of (a) the highest outstanding balance of all loans from the Plan and all Other Plans during the one-year period ending on the Loan Determination Date, over (b) the outstanding balance of all loans from the Plan and all Other Plans on the date the loan is made; or

            one-half (1/2) of an amount equal to the vested portion of the Participant's Account.

            The "Loan Determination Date" for purposes of determining the value of a Participant's maximum loan hereunder and the outstanding balance of any loan shall be the Valuation Date as of which or which next precedes the date the loan is approved.

            The above described limitations shall be applied in accord with
            Section 72(p)(2)(D) of the Code. The maximum amount which a Participant can borrow may also be limited by application of any rule adopted by the Benefits Administration Committee regarding a Participant's ability to repay the loan by payroll deduction. The Benefits Administration Committee may set, from time to time, a minimum amount which can be borrowed but in no event will such minimum be less than $500. The amount borrowed shall be in increments of $100. All loans must be adequately secured within the meaning of Section 4975 of the Code. For the purpose of applying the above limitations, all loans from all plans of the Company and all other members of a group of employers described in Sections 414(b), 414(c), and 414(m) of the Code shall be aggregated.

      (D) The rate of interest on the loan shall be fixed throughout the loan term and shall be equal to the interest rate determined hereunder. The applicable interest rate shall be equal to the prime rate (as reported in the Wall Street Journal) on the first business day of the calendar quarter plus one percent (1%), and such interest rate shall be effective as to loans requested on or after the first day of such calendar quarter.

      (E) The repayment period of loans shall be the time period set by the Benefits Administration Committee and may vary depending upon the amount of a given loan. In no event, however, will any repayment period be more than four and one-half years or more than fifteen
            (15) years if the loan is used to acquire a dwelling which, within a reasonable period of time, is to be used as a principal residence of the Participant.

      (F) The Participant may have only one such loan from the Plan outstanding at any time.

      (G) The Participant's interest in his Account shall be reduced on the date the loan is approved by an amount equal to the principal amount of the loan as approved and, thereafter, the outstanding principal amount of the loan shall constitute an asset of his Account. Loans shall be made from the following sources in the order set forth (the vested value in each category shall be exhausted before funds are taken from the next category) with Investment Funds in each category being liquidated on a pro-rata basis:

            (1)   Matched Tax Deferred Deposits

            (2)   Unmatched Tax Deferred Deposits

            (3)   Qualified Non-Elective Contributions

            (4)   Employer Matching Contributions

            (5)   World Financial Network Plan Matching Contributions

            (6)   Rollovers

            (7)   World Financial Network Plan Rollover Contributions

            (8)   Matched Taxed Deposits

            Loan repayments shall be made in the reverse order of the loan liquidation hierarchy set forth above.

      (H) Except as otherwise determined by the Benefits Administration Committee, all loans (principal plus interest) shall be repaid by means of automatic payroll deductions from Compensation (exclusive of Profit Incentive Compensation and such other forms of Compensation as the Benefits Administration Committee shall determine). Deductions shall be in equal amounts over the repayment period and shall be sufficient in the aggregate to amortize fully the loan within the repayment period. The Participant shall authorize payroll deductions to repay the loan. The Participant must also sign a loan agreement as prescribed by the

            Benefits Administration Committee. Accelerated repayment in full shall be permitted. All deductions representing repayment of the loan shall be transmitted at least monthly to the Trustee.

      (I) A loan shall be deemed satisfied upon repayment in full. Upon the Participant's Separation from Service, the loan shall be immediately due and payable. If the unpaid balance is not paid within ninety
            (90) days after the Separation from Service or, if earlier, the Participant's Annuity Commencement Date, the loan shall be discharged and the unpaid balance shall be offset against the remaining assets in the Participant's Account.

11.2  DETERMINATION OF BENEFITS ADMINISTRATION COMMITTEE

      All determinations of the Benefits Administration Committee respecting any loan application shall be final, conclusive, and binding on all interested parties. The Benefits Administration Committee shall have the authority to adopt procedures relating to the administration of loans and additional terms and conditions including, but not limited to, rules regarding the financial ability of the Participant to repay the amount he seeks to borrow, restrictions on loan availability, withdrawal, or transfer or repayments, and rules relating to defaults, provided, however, that all such terms and conditions shall apply to all Participants on a reasonably equivalent basis, and loans shall not be made available to officers or Highly Compensated Employees in an amount greater (as a percentage of available Account balance) than the amount made available to other Participants. Loans shall not be made available to former Participants and Beneficiaries who are not parties in interest as defined in Section 3(14) of ERISA.



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                                   ARTICLE 12

                           ADMINISTRATION OF THE PLAN

12.1  INVESTMENT COMMITTEE

      The Investment Committed shall have the responsibility for control and management of the assets of the Plan, and, subject to Section 6.1(B), shall also be the named fiduciary of the Plan, as provided for in ERISA, for control and management of the assets of the Plan. The Investment Committee shall consist of not less than three members who shall be appointed from time to time by the Board of Directors and shall serve at its pleasure, without compensation, unless otherwise determined by the Board of Directors. If otherwise eligible, the fact that an Employee is a member of the Investment Committee shall not preclude his participation in the Plan or acting as trustee of any of the funds under the Plan.

12.2  OPERATION OF INVESTMENT COMMITTEE

      The Investment Committee shall elect a Chairman from among its members and a Secretary, who may or may not be a member of the Investment Committee. The Investment Committee shall conduct its business and hold meetings as determined by it from time to time. As to all matters requiring the exercise of discretion, action shall be taken upon the agreement or direction of at least a majority of the Investment Committee. In lieu of a meeting, the Investment Committee may act by unanimous written consent. In the control and management of the assets of the Plan, the Investment Committee may:

      (A) allocate among its members, and designate other persons to carry out, fiduciary and nonfiduciary responsibilities with respect to the control and management of Plan assets (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA);

      (B)   consult with legal counsel, who may be counsel to the Company.

12.3  RECORDS OF INVESTMENT COMMITTEE

      The Investment Committee shall keep a record of all its proceedings, which shall be open to inspection by the Board of Directors of the Company.



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

12.4  RIGHTS AND POWERS OF INVESTMENT COMMITTEE

      In carrying out its functions under the Plan, the Investment Committee shall have the right and power:

      (A) to establish and implement overall investment objectives, philosophy, and policy relating to asset investment mix or to new investments for the Plan;

      (B) to recommend to the Board of Directors adoption of significant investment-related amendments to the Plan;

      (C)   to recommend to the Board of Directors the appointment of Trustees;

      (D) to appoint, review the actions of, and remove the custodians and investment management consultants for the Plan;

      (E) to appoint, review the actions of, and remove investment managers for the Plan, approve related fee arrangements (including estimated annual budget and controls relating to such expenses and fees), investment guidelines, and restrictions applicable to such managers;

      (F) to approve, ratify, or oversee all investments made by investment managers who may be Employees or which may be subsidiaries or affiliates;

      (G) to approve investment arrangements with insurance carriers, banks or financial institutions under the Plan;

      (H) to approve all matters related to investment related transactions between the Plan and a party in interest (as defined in ERISA), where such approval is required by ERISA;

      (I) to exercise such additional powers as are necessary in the judgment of the Investment Committee to carry out the above-mentioned responsibilities or as may from time to time be delegated to the Investment Committee by the Board of Directors.



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

12.5  BENEFITS ADMINISTRATION COMMITTEE

      Administration of the payment of all benefits to Participants or their Beneficiaries and of the other functions vested by the Plan in the Benefits Administration Committee shall be the responsibility of the Benefits Administration Committee, which shall also be both the administrator and the named fiduciary of the Plan for the review of denied benefit claims, as those terms are defined in ERISA. As administrator of the Plan, the Benefits Administration Committee shall be responsible for compliance with the reporting and disclosure requirements of ERISA, and as named fiduciary for review of denied benefit claims, it shall have the power and duty to make the final determination under the Plan with respect to review of denied claims for Plan benefits. The Benefits Administration Committee shall consist of not less than three members who shall be appointed from time to time by the Board of Directors and shall serve at its pleasure. If otherwise eligible, the fact that an Employee is a member of the Benefits Administration Committee shall not preclude his participating in the Plan or acting as trustee of any funds under the Plan.

12.6  OPERATION OF BENEFITS ADMINISTRATION COMMITTEE

      The Benefits Administration Committee shall elect a Chairman from among its members and a Secretary, who may or may not be a member of the Benefits Administration Committee. The Benefits Administration Committee shall conduct its business and hold meetings as determined by it from time to time. As to all matters requiring the exercise of discretion, action shall be taken upon the agreement or direction of at least a majority of the Benefits Administration Committee. In lieu of a meeting, the Benefits Administration Committee may act by unanimous written consent. In the administration of the Plan, the Benefits Administration Committee may:

      (A) allocate among its members, and designate other persons to carry out, fiduciary and nonfiduciary responsibilities with respect to administration and review of denied benefit claims; and

      (B)   consult with legal counsel, who may be counsel to the Company.



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

12.7  RECORDS OF BENEFITS ADMINISTRATION COMMITTEE

      The Benefits Administration Committee shall keep a record of all its proceedings, which shall be open to inspection by the Board of Directors of the Company. It shall cause to be prepared and shall submit to the Board of Directors such reports as the Board of Directors may from time to time direct.

12.8  RIGHTS AND POWERS OF BENEFITS ADMINISTRATION COMMITTEE

      In carrying out its functions under the Plan, the Benefits Administration Committee shall have the right and power:

      (A)   to interpret the provisions of the Plan;

      (B) to adopt such rules and regulations with regard to the administration of the Plan as are consistent with the terms of the Plan and of the trust agreement or agreements establishing the Trust and to determine the terms and provisions of the forms of statements, acceptances, consents, authorizations, elections, designations, and any other instruments to be executed and delivered by Participants as a condition of, or in order -to exercise, any rights under the Plan, and generally, to take all action which it is herein contemplated shall be taken by the Benefits Administration Committee;

      (C) to determine the eligibility of Employees (including, whether an Employee is active, and the dates by which an eligible Employee shall be required to consent to the making of payroll deductions or reductions as a condition to commencing his or her participation in the Plan as of any specified date) and their Periods of Service, including, but without limitation, Hours of Service, One-Year Periods of Severance, Periods of Military Service, Years of Eligibility Service and Years of Vesting Service, and to require such proof from any Participant as it considers necessary to determine that such Participant has a condition of Total and Permanent Disability;

      (D)   to determine what constitutes Compensation;



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

      (E) subject to the specific provisions of the Plan, to determine the times at which amounts shall be credited to the Company Accounts and Personal Accounts of Participants;

      (F) to determine whether or not a loan application of a Participant should be approved and whether or not a withdrawal request of a Participant on the basis of financial hardship should be approved and to require such proof from a Participant as it considers necessary to make any such determination;

      (G) to determine, in its discretion, the percentage of Compensation which a Participant may deposit under the Plan in respect of a Plan Year as provided in Section 3.2 of Article 3;

      (H) to determine in its discretion, whether or not to suspend, limit or retroactively reduce the percentage of Tax Deferred or Taxed Deposits elected by any or all Participants who are "highly compensated employees" within the meaning of Section 414(q) of the Code and the duration of any such limitation imposed;

      (I) to determine the disposition (including, in its discretion, whether to charge the amount against the amount of shares and cash in the Forfeiture Account) of clerical, arithmetical, and other errors made under the Plan or to resolve any claim filed under the Plan;

      (J) to determine how the Plan should be administered to conform with law or to meet special circumstances not anticipated or not covered in the Plan; and

      (K) to establish reasonable written procedures to determine whether domestic relations orders are qualified under Section 414(p) of the Code as provided under Article 17;

      (L) to designate an Employer for purposes of Section 2.7(C) and arrange for a transfer of assets as provided therein;

      (M) to direct the Trustee to return contributions as provided in Section 14.9; and



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

      (N) to delegate to one or more persons other than members of the Benefits Administration Committee, or to authorize one or more members of the Benefits Administration Committee to act on its behalf to carry out, any duty or power which would otherwise be a responsibility, including a fiduciary responsibility, of the Benefits Administration Committee under the Plan and any reference in the Plan to tile Benefits Administration Committee shall include a reference to such delegatee(a) as is appropriate to the context.

12.9  CLAIMS PROCEDURES

      Pursuant to procedures established by the Benefits Administration Committee, adequate notice in writing shall be provided to any Participant (including any retired or former Participant) or Beneficiary whose claim for benefits under the Plan has been denied. Such notice shall set forth the specific reason for such denial, shall be written in a manner calculated to be understood by the claimant, and provided review is requested with 60 days after receipt by the claimant of written notification of denial of his claim, shall afford a reasonable opportunity to any claimant whose claim for benefits has been denied for a full and fair review by the Benefits Administration Committee of the decision denying the Claim. All determinations of the Benefits Administration Committee shall be final, conclusive, and binding on all interested parties. No Benefits Administration Committee member shall be entitled to act on or decide any matter relating solely to himself or any of his rights under the Plan.

12.10 INDEMNIFICATION

      The Company shall indemnify and reimburse the members of the Board of Directors of the Company, the Investment Committee, and the Benefits Administration Committee and any other person who has been delegated any fiduciary responsibility in connection with the Plan, with respect to any action, inaction, or matter undertaken by such persons in good faith for or on behalf of the Plan or its participants which is consistent with the purposes of the Plan.



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                                   ARTICLE 13

                            AMENDMENT OR TERMINATION

13.1  RIGHT TO AMEND

      (A) The Board of Directors reserves the right, by duly authorized resolution, at any time and from time to time (and retroactively if deemed necessary or appropriate to meet the requirements of Section 401(a) of the Code and of ERISA, and any similar provisions of subsequent revenue or other laws, or the rules and regulations from time to time in effect under any of such laws or to conform with governmental regulations or other policies), to modify or amend, in whole or in part, any or all of the provisions of the Plan.

      (B) No such modification or amendment, however, shall make it possible for any part of the corpus or income of the fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their beneficiaries under the Plan prior to the satisfaction of all liabilities with respect thereto. Moreover, no amendment or modification shall make it possible to deprive any Participant of a previously accrued benefit (including an optional form of benefit), except to the extent permitted by Section 412(c)(8) of the Code.

      (C) Notwithstanding anything herein to the contrary, the general counsel of the Company may amend Appendix A to the Plan to reflect the terms of any agreements entered into by the Company relating to prior employee service required to be taken into account under the Plan pursuant to such agreements.

13.2  RIGHT TO TERMINATE PLAN

      The Board of Directors reserves the power to terminate the Plan at any time with respect to any or all Employers. Unless the Plan be sooner terminated, a successor to the business or any portion thereof of an Employer, by whatever form or manner resulting, with the written consent of the Company, may continue the Plan and become a party to the Trust Agreement by executing appropriate supplemental agreements and other documents, and such successor shall succeed-to all applicable rights, powers and duties of such Employer


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

      with relation thereto. The employment of any Participant who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose of the Plan.

13.3  OBLIGATIONS UPON MERGER, CONSOLIDATION OR TRANSFER

      In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

13.4  OBLIGATIONS UPON TERMINATION, PARTIAL TERMINATION OR DISCONTINUANCE

      (A) While each Employer intends to continue the Plan indefinitely, nevertheless it assumes no contractual obligation as to the Plan's continuance. In the case of any termination, partial termination or complete discontinuance of contributions, each Participant who is then an Employee and who is affected by the termination, partial termination or complete discontinuance of contributions shall have a one hundred percent (100%) nonforfeitable interest in the value of all amounts credited to his Participant's Account.

      (B) Upon a complete or partial termination of the Plan, whether in writing or in operation, subject to the right of the Board of Directors to amend the Plan to provide for a liquidation and distribution of the assets of the Plan (i) the Benefits Administration Committee and the Investment Committee shall remain in existence, (ii) no further deposits or Company contributions shall be made under the Plan for affected Participants, (iii) all of the provisions of the Plan shall remain in full force and effect (other than the provisions for Deposits and Employer Contributions) and (iv) the amount in each affected Participant's Account shall continue to be held under the Plan, and shall be nonforfeitable.

      (C) A Participant's Account shall not be distributed pursuant to a termination, partial termination or complete discontinuance of contributions if the Employer or an


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

            affiliated Employer maintains a successor defined contribution plan which is not an Employee Stock Ownership Plan or a simplified employee pension as defined in Section 408(k).

            For purposes of this Section 13.4, an Employer shall be deemed not to maintain a successor defined contribution plan if fewer than two percent (2%) of the Employees who are eligible under the Plan at the time of termination are or were eligible under the other defined contribution plan at any time during the 24 month period beginning 12 months before the time of termination.

13.5  CONTINUED FUNDING AFTER PLAN TERMINATION

      Anything in the Plan to the contrary notwithstanding, no Employer, upon any termination or partial termination of the Plan, shall have any obligation or liability whatsoever to make any further payments to the Trustee for the benefit of Participants under the Plan, except for any contributions payable prior to any termination of the Plan. Except as provided in the foregoing, neither the Trustee, the Board of Directors, the Benefits Administration Committee, the Investment Committee, nor any Participant, Employee, nor beneficiary, shall have any right to compel an Employer to make any payment after the termination or partial termination of the Plan.

13.6  DISTRIBUTION UPON DISPOSITION OF ASSETS

      A Participant's Account may be distributed to the Participant as soon as administratively feasible after the sale or other disposition of at least 85 percent of the assets used by the Employer in the trade or business in which the Participant is employed if the purchaser does not maintain the Plan and if the Participant continues employment with the purchaser.

      The Account of a Participant employed by a subsidiary of an Employer may be distributed to the Participant as soon as administratively feasible after the sale or other disposition of the Employer's interest in the subsidiary to an entity that is not a related Employer as long as the purchaser does not maintain the Plan and the Participant continues employment with such subsidiary.



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

                                   ARTICLE 14

                               GENERAL PROVISIONS

14.1  NO CONTRACT OF EMPLOYMENT

      Neither the establishment of the Plan nor any action hereafter taken by the Trustee, the Company, any other Employer, the Investment Committee or the Benefits Administration Committee shall. be construed as giving to any Employee the right to be retained in employment or, except as otherwise provided herein, any right or claim to any benefits under the Plan if discharged, unless the right to such benefits would have accrued if the Employee had at the time of such discharge voluntarily Separated from Service.

14.2  INCAPACITY

      If the Benefits Administration Committee determines that any person entitled to any distribution under the Plan is a minor, or incompetent, or unable to care for his affairs by reason of a physical or mental disability, the Committee may direct the Trustee to pay such distribution in whole or in part, to any person who, in the Committee's opinion, is caring for or supporting the minor, incompetent or disabled person, unless a claim is made for such distribution by a duly appointed guardian or committee of such individual. The Benefits Administration Committee shall not have any responsibility to follow or oversee the applications of amounts so paid and such distribution shall be a complete discharge of any obligation to the extent of the amount distributed.

14.3  PAYMENT SATISFIES CLAIMS

      Any payment of a distribution under the Plan to any Participant, Beneficiary, legal representative or any guardian or committee appointed for such Participant or Beneficiary shall, to the extent of such payment, be in fall satisfaction of all claims against the Plan, Trustee, Company, an Employer, or Benefits Administration Committee. The Plan may require any recipient of a distribution to execute a receipt and release in such form as the Benefits Administration Committee determines.



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

14.4  PRESCRIBED FORMS

      Except as provided in Section 14.5, all elections, authorizations, applications, and other actions required of Employees, Participants, or Beneficiaries under the Plan must, in order to be effective, be made in writing on forms prescribed for such purposes by the Benefits Administration Committee and delivered or communicated to the Benefits Administration Committee, as the Benefits Administration Committee may direct, by such dates as may be prescribed by the Benefits Administration Committee. Participants and Beneficiaries must furnish the Benefits Administration Committee such evidence or information, including change of address, as the Committee considered necessary or desirable for the purpose of administering the Plan and the benefits of each such person are conditioned upon prompt furnishing of all evidence or information requested.

14.5  TELEPHONIC VOICE RESPONSE SYSTEM

      If so required by the Benefits Administration Committee, any election, application or authorization of an Employee, Participant or Beneficiary shall be made by the response of such person in compliance with the rules established by the Benefits Administration Committee with respect to such telephone voice response service as may be established by the Benefits Administration Committee. Without limitation of the foregoing, responses on such voice response service may be directed to the Trustee or any agent designated by the Trustee or the Benefits Administration Committee, and persons shall be required to execute such forms as may be required by the Trustee or such agent in connection with establishing and controlling entry to such service.

      Any such voice response service shall provide for written confirmation to an Employee, Participant or Beneficiary of elections and authorization made thereunder, and elections and authorizations so made and so confirmed shall be binding on such person.

14.6  TEMPORARY INVESTMENT OF ASSETS

      Any funds held in any account under the Plan or allocated to Participants and not yet invested as directed by the Participant or required by the Plan may, pending the disposition or investment of such funds, be temporarily invested in interest-bearing obligations of a short-term nature. For such purposes, funds may be commingled.



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

14.7  ATTAINMENT OF AGE

      A Participant shall be deemed to have attained a given age on the first moment of the anniversary of his birth corresponding to such age.

14.8  ALIENATION OF BENEFITS

      Except to the extent required by law, no benefit deliverable, transferable, or payable to a Participant under the Plan shall be subject in any manner to anticipation, assignment, pledge, alienation, or charge by any Participant, and any attempt so to anticipate, assign, pledge, alienate, or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, or torts of any Participant; nor shall any interest of any Participant under the Plan be subject to garnishment, attachment, lien, execution, or levy of any kind. Notwithstanding the foregoing, the Trustee may comply with a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code and Section 17.2 of the Plan to the extent provided in Article 17.

      Furthermore, with respect to judgments, orders, decrees issued and settlement agreements entered into on or after August 5, 1997, a Participant's benefit may be reduced if a court order or requirement to pay arises from: (1) a judgment of conviction for a crime involving the Plan; (2) a civil judgment (or consent order or decree) that is entered by a court in an action brought in connection with a breach (or alleged breach) of fiduciary duty under ERISA; or (3) a settlement agreement entered into by the Participant and either the Secretary of Labor or the Pension Benefit Guaranty Corporation in connection with a breach of fiduciary duty under ERISA by a fiduciary or any other person. The court order, judgment, decree, or settlement agreement must specifically require that all or part of the amount to be paid to the Plan be offset against the Participant's Plan benefits.

      If the survivor annuity requirements of Code Section 401(a)(11) apply with respect to distributions from the Plan to the Participant and the Participant has a spouse at the time at which the offset is to be made, such offset shall not be made unless the Plan complies with Code Section 401(a)(13)(C)(ii).



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

14.9  NO GUARANTEE OF BENEFITS BY COMPANY

      Neither the Company nor any other Employer guarantees any of the benefits or payments provided under the Plan, but Employer Contributions once made shall be irrevocable. Except as provided herein or permitted from time to time by the Code or ERISA, no part of any of the funds in the possession of the Trustee shall revert to the Company or any other Employer or be diverted to or used for any purposes other than for the exclusive benefit of Participants and their Beneficiaries; provided, however, that in the event that the Benefits Administration Committee shall direct the return of any contribution to the Trust Fund and shall certify with respect to such contribution that (i) such contribution has been made by an Employer by a mistake of fact, (ii) such contribution has been conditioned on initial qualification of the Plan under Section 401 of the Code and that such qualification has been denied or revoked, or (iii) such contribution has been conditioned upon the deductibility thereof under Section 404 of the Code and that such deduction has been disallowed or redetermined, the Trustee shall return such contribution (or the value thereof if less) to the Employer that made such contribution in accordance with such direction, but in no event shall any such return be made later than the expiration of one year following the payment of any such contribution in the case of a direction under (i) above, the denial or revocation of qualification in the case of a direction under (ii) above, or the disallowance or redetermination of the deduction in the case of a direction under (iii) above.

14.10 PAYMENT OF EXPENSES

      Expenses of the Plan unless paid by an Employer shall be paid out of the Trust.

14.11 STATEMENT OF ACCOUNTING

      The Benefits Administration Committee will use its best efforts to furnish not less than once each calendar year to each Participant a statement of his Account, and shall furnish or make available at its offices copies of the statements of the Trustee with respect to the Trust. Any Participant desiring to make objection as to any matters covered by the statement of Account shall give written notice to the Benefits Administration Committee within 60 days after the date the statement was furnished to him. Failure to object within


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

      such period shall bar any right (except as otherwise required by ERISA) thereafter to object to any of the matters covered by such statement.

14.12 PLAN MAY BE SUED

      The Plan may sue or be sued as an entity separate from the Company. General counsel of the Company shall be the agent for service of process on the Plan. Except to the extent the Plan may be subject to the provisions of ERISA, the Plan will be construed and enforced according to the laws of the State of Ohio, without giving effect to the conflict of laws principles thereof. Except as otherwise required by ERISA, every right of action by a Participant, former Participant or Beneficiary with respect to the Plan or Trust, irrespective of the place where such action may be brought, shall be barred after the expiration of three years from the date of Separation from Service of the Participant or the date of receipt of the notice of denial of a claim for benefits, if earlier. In the event ERISA's limitations on legal actions do not apply, the laws of the State of Ohio with respect to limitations of legal actions shall apply and the cause of action must be brought no later than four years after the date the action accrues.

14.13 INABILITY TO FIND PAYEE

      If the Benefits Administration Committee is unable to make or direct the payment of any benefit due under the Plan to the person entitled thereto ("Payee") for a period of three years after such benefit became payable because the whereabouts of such person cannot be ascertained, notwithstanding the Committee's reasonable efforts to locate the Payee including, among other things, the mailing of a notice by registered or certified mail to the Payee's last known address as shown on the records of the Benefits Administration Committee or the Company, then the Benefits Administration Committee shall file a report with the Secretary of the Treasury, as provided for in Section 105 of ERISA and in Section 6057(c) of the Code, containing information on the benefit rights of the Payee. If, within a period of at least one additional year, the Benefits Administration Committee is unable to make or direct the payment, then such benefit shall be paid to the person or persons in the following classes of successive preference: (A) Payee's Spouse, (B) one or more of the Payee's children as the Benefits Administration Committee shall determine


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

      and in such proportions as said Committee shall determine, (C) Payee's parents equally, and (D) one or more of the Payee's brothers or sisters as the Benefits Administration Committee shall determine and in such proportions as said Committee shall determine. During any period in which a benefit is not paid, the amount thereof may be transferred to and remain in an Investment Fund intended to provide preservation of principal and interest income pending further disposition. If any benefit is paid to any relative of the Payee as provided above, all obligations of the Plan and Trust shall be fully discharged with respect to the amount paid. If the Benefits Administration Committee is unable to make or direct the payment to a relative of the Payee as provided above, the Benefits Administration Committee may declare such benefit forfeited and the amount thereof placed in the Forfeiture Account under the Plan. If, however, a Payee is located subsequent to his benefits being forfeited pursuant to the preceding sentence, such benefit shall be restored.

14.14 STATE LAW

      Except to the extent preempted or superseded by Section 514 of ERISA, the Plan shall be construed and enforced according to the laws of the State of Ohio, and all the provisions thereof shall be administered according to the laws of said State (other than the conflicts of laws provisions).

14.15 CONSTRUCTION

      In determining the meaning of any provisions of the Plan, words importing the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Terms defined in Article 1 shall have a corresponding meaning when used in a different tense and, if defined in the singular, when used in the plural. Headings of Articles in the Plan are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of the Plan.



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                                   ARTICLE 15

                      ROLLOVER CONTRIBUTIONS AND TRANSFERS

15.1  ROLLOVER OF FUNDS FROM OTHER PLANS

      In the event that an individual

      (A)   becomes an Employee other than an Employee described in Section 2.3,

      (B)   shall have been a participant in an employer's plan described in
            Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code,

      (C) received from such trust an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, and

      (D)   such property consists of money,

            then, with the consent of the Benefits Administration Committee, the eligible Employee may transfer any portion of the distribution to this Plan on or before the sixtieth (60th) day after the day on which he received such property, subject to the Employee providing such information and documentation as the Benefits Administration Committee requires in order to determine the amount in an eligible rollover distribution under Section 402(c)(4) of the Code. Such transfer may be made even though such Employee has not satisfied the age and service requirements for Plan participation at such time. Furthermore, the eligible Employee may direct the prior trust to transfer any portion of the distribution directly to the Plan. Upon receipt by the Plan, such amount shall be credited to the Rollover Account established hereunder pursuant to Article 5. The eligible Employee shall have a one hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of such transfer.

15.2  ROLLOVER OF FUNDS FROM CONDUIT INDIVIDUAL RETIREMENT ACCOUNT (IRA)

      In the event that an individual

      (A) becomes an Employee other than an Employee described in Section 2.3, and



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      (B)   shall have established an Individual Retirement Account or
            Individual Retirement Annuity (hereinafter collectively referred to as "IRA") described in Sections 408(a) and 408(b), respectively, of the Code, which IRA is comprised solely of amounts constituting a rollover contribution of an eligible rollover distribution, as defined in Section 402(c)(4) of the Code, from an employer's plan described in Section 401(a) of the Code, which is exempt from tax under Section 501(a) of the Code, or an annuity plan described in
            Section 403(a) of the Code, and

      (C) received from such IRA the entire amount of the account or the entire value of the annuity, including any earnings on such sums, pursuant to Section 408(d)(3)(A)(ii) of the Code,

            then, with the consent of the Benefits Administration Committee, the eligible Employee may transfer the entire amount received in such distribution to this Plan (for the benefit of such individual) on or before the sixtieth (60th) day after the day on which he received such payment or distribution, and upon receipt by the Plan, such amount shall be credited to the Rollover Account established hereunder pursuant to Article 5. Such transfer may be made even though such Employee has not satisfied the age and service requirements for Plan participation at such time.

            The eligible Employee shall have a one-hundred percent (100%) vested and nonforfeitable right to all amounts credited to his Rollover Account as a result of such IRA rollover.

15.3  TRANSFERS DIRECTLY FROM OTHER PLANS

      There may be transferred directly from the trustee of any other qualified plan to the Trustee, subject to the approval of the Benefits Administration Committee and the Trustee, all or any of the assets, including after-tax contributions, if any, held (whether by trustee, custodian or otherwise) under the Plan for any eligible Employees (other than Employees described in Section 2.3); provided, however, that the transfer satisfies Section 411(d)(6) of the Code. Such transfer may be made even though such Employee has not satisfied the age and service requirements for Plan participation at such time. A separate account shall be established for such assets for each eligible Employee.

      Notwithstanding the foregoing, an eligible Employee may not transfer any amount which, if transferred into this Plan would cause the Plan to be a direct or indirect transferee plan, within the meaning of Section 401(a)(11)(B)(iii)(III) of the Code and any regulations or rulings effective thereunder, of a plan described in Section 401 (a)(11)(B)(i) or
      (ii) of the Code. Transfers pursuant to this Section may be made regardless of whether the eligible Employee has satisfied any applicable eligibility service requirement of this Plan.

15.4  MISTAKEN ROLLOVER

      If it is determined that a Participants rollover contribution did not qualify under the Code for a tax free rollover, then as soon as reasonably possible the balance in the Participant's Rollover Account shall be:

      (A)   segregated from all other Plan assets,

      (B) treated as a non-qualified trust established by and for the benefit of the Participant, and

      (C)   distributed to the Participant.

      Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.

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                                   ARTICLE 16

                              TOP-HEAVY PROVISIONS

16.1  TOP-HEAVY PLAN DEFINED

      This Article shall apply if the Plan is a "Top-Heavy Plan" as hereinafter provided. The Plan shall be a Top-Heavy Plan in a Plan Year if, as of the Determination Date, the present value of the cumulative accrued benefits (as calculated below) of all Key Employees exceeds sixty percent (60%) of the present value of the accumulative accrued benefits under the Plan of all Employees and Key Employees, but excluding the value of the accrued benefits of former Key Employees.

      All plans that are part of the Required Aggregation Group shall be treated as a single plan.

      Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of a Non-Key Employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the affiliated employers, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of
      Section 411 (b)(1)(C) of the Code.

      For this purpose, the present value of an Employee's accrued benefit is equal to the sum of (A) and (B) below:

      (A) The sum of (i) the present value of an Employee's accrued retirement income in each defined benefit plan which is included in the Required Aggregation Group determined as of the most recent valuation date within the twelve (12) month period ending on the Determination Date and as if the Employee had terminated service as of such valuation date and (ii) the aggregate distribution made with respect to such Employee during the five-year period ending on the Determination Date from all defined benefit plans included in the Required Aggregation Group and not reflected in the value of his accrued retirement income as of the most recent valuation date. In determining present value for all plans in the Required Aggregation Group, the actuarial assumptions set forth for this purpose in the Employer's defined benefit plan shall be utilized and the commencement date shall be determined taking any nonproportional subsidy into account; and

      (B) The sum of (i) the aggregate balance of his accounts in all defined contribution plans which are part of the Required Aggregation Group as of the most recent valuation date within the twelve (12) month period ending on the Determination Date, (ii) any contributions allocated to such an account after the valuation date and on or before the Determination Date and (iii) the aggregate distributions made with respect to such Employee during the five-year period ending on the Determination Date from all defined contribution plans which are part of the Required Aggregation Group and not reflected in the value of his account(s) as of the most recent valuation date.

16.2  OTHER DEFINITIONS

      For the purposes of this Article, the following terms shall have the following meanings:

      (A) "Determination Date" means the last day of the preceding Plan Year except that in the case of the first Plan Year, the term "Determination Date" shall mean the last day of the Plan Year.

      (B) "Employee" means (i) a current employee or (ii) a former employee who performed services for the Employer during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years.

      (C) "Key Employee" means an Employee, a former Employee, or the Beneficiary under the Plan of a former Employee who, in the Plan Year containing the Determination Date, or any of the four preceding Plan Years, is:

            (1) An officer of the Employer having an annual Compensation greater than fifty percent (50%) of the amount in effect under
                  Section 415(b)(1)(A) of the Code for any such Plan Year. Not more than fifty (50) Employees or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees shall be considered as officers for purposes of this subparagraph.

            (2) One of the ten (10) Employees owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in the Employer, which is more than one-half percent (.5%) ownership interest in value, and whose Compensation equals or exceeds the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls.

                  A five-percent (5%) owner of the Employer.

                  (4) A one-percent (1%) owner of the Employer having an annual Compensation from the Employer of more than $150,000.

                  Whether an Employer is a five-percent (5%) owner or a one-percent (1%) owner shall be determined in accordance with
                  Section 416(i) of the Code.

      (D)   "Non-Key Employee" means an Employee who is not a Key Employee.

      (E)   "Required Aggregation Group" means

            (1) Each stock bonus, pension, or profit sharing plan of the Employer in which a Key Employee participates and which is intended to qualify under Section 401(a) of the Code; and

            (2) Each other such stock bonus, pension or profit sharing plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or
                  Section 410 of the Code.

16.3  TOP-HEAVY CONTRIBUTIONS

      Solely in the event that a Non-Key Employee is not covered by a defined benefit plan of the Employer which provides the minimum benefit required by Section 416(c)(1) of the Code during a Plan Year in which this Plan is a Top-Heavy Plan, the Employer contributions and forfeitures allocated to each such Non-Key Employee who has not separated from service by the end of the Plan Year shall be equal to not less than the lesser of:

      (A) Three percent (3%) of such Participant's Compensation in the Plan Year, or

      (B) The percentage of such Participant's Compensation in the Plan Year which is equal to the percentage at which contributions and forfeitures are made to the Key Employee for whom such percentage is the highest for the year.

            The percentage referred to in Paragraph (B) above shall be determined by dividing the contributions and forfeitures-allocated to the Key Employee by such Employee's Compensation. For purposes of this Section 16.3, Tax Deferred Deposits shall be disregarded in determining the amount of Employer Contributions allocated to Non-Key Employees. The Employer shall make such additional contribution to the Plan as shall be necessary to make the allocation described above. The provisions of this section apply without regard to contributions or benefits under Social Security or any other Federal or State law. An adjustment may be made to this Section, as permitted under Treasury Regulations, in the event an Employee is also entitled to an increased benefit in any other Top Heavy plan while it is in the Aggregation Group with this Plan. To the extent Employer Matching Contributions are allocated to Non-Key Employees to meet the minimum benefit requirements of this Section 16.3, such Employer Matching Contributions shall not be treated as matching contributions for purposes of Section 401(k) and 401(m) of the Code.

            A Non-Key Employee who is otherwise entitled to a minimum contribution under this Section shall not fail to receive the required minimum contribution because the Employee is excluded from participation because the Employee failed to make elective Tax Deferred Deposits under the Plan or because the Employee failed to accrue 1,000 Hours of Service during the Plan Year.

16.4  ADJUSTMENT TO LIMITATION ON ANNUAL ADDITIONS

      (A) If the Employer also maintains a qualified defined benefit plan (as defined in Section 3(35) of ERISA and Section 414(j) of the Code) which is not part of a floor-offset arrangement (as defined in Section 414(k) of the Code), then the denominator of both the Defined Benefit Plan Fraction and Defined Contribution Plan Fraction, as set forth in Section 4.6, for the limitation year ending in such Plan Year will be adjusted by substituting one (1) for one and twenty-five one hundredths (1.25) in each place the figure occurs.

      (B)   The adjustments referred to in Paragraph (A) are not required if:

            (1) the Plan would not be Top Heavy if ninety percent (90%) were substituted for sixty percent (60%) in Section 16.1, and

            (2) Section 16.3 is adjusted by substituting four percent (4%) for three percent (3%) where the figure occurs.

      (C) The adjustments referred to in Paragraph (A) above do not apply to any Participant as long as no Employer contributions, forfeitures, salary deferrals, or nondeductible voluntary contributions are allocated to such Participant's Accounts and the Participant does not accrue any benefits under any defined benefit plan maintained by the Employer.


                                   ARTICLE 17

                   QUALIFIED DOMESTIC RELATIONS ORDERS (QDROS)

17.1  TERMS OF A QDRO

      The provisions of Section 14.8 shall not be applicable to a Qualified Domestic Relations Order, and payment of benefits shall be made in accordance with the terms of such order provided that such order:

      (A) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the Accrued Benefit payable to a Participant under the Plan;

      (B)   clearly specifies:

            (1) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

            (2) the amount or percentage of the Participant's Accrued Benefit to be paid by the Plan to each such Alternate Payee or the manner in which such amount or percentage is to be determined;

            (3)   the number of payments or period to which such order applies;
                  and

            (4)   the name of each plan to which such order applies;

      (C) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

      (D) does not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

      (E) does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

17.2  QDRO DEFINITIONS

      The following terms shall have the following meanings for purposes of this
      Article:

      "Qualified Domestic Relations Order" means any judgment decree or order (including approval of a property settlement agreement) which:



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

            (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant;

            (2) is made pursuant to a state domestic relations law (including a community property law); and

            (3)   which meets the requirements of the foregoing Section 17.1.

      (B) "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

17.3  PAYMENTS PRIOR TO SEPARATION FROM EMPLOYMENT

      In the case of any payment made before a Participant has separated from the service of the Employer, a Qualified Domestic Relations Order shall not be considered as failing to meet the requirements of Section 17.1 solely because such order requires that payment of benefits be made to an Alternate Payee:

      (A) on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Age (as hereafter defined);

      (B) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the value of the Accrued Benefit standing to the Participant's credit on such date); and

      (C) in any form in which such benefits may be paid under the Plan to the Participant (other than in the -form of a joint and survivor annuity with respect to the Alternate Payee and subsequent spouse).

            For purposes of this Section, the term "Earliest Retirement Age" means the earlier of (i) the date on which the Participant is entitled to a distribution under the Plan, or (ii) the later of (1) the date the Participant attains age 50, or (2) the earliest date on which the Participant could begin receiving benefits under the Plan if he separated from service.

            Notwithstanding the foregoing, if the value of the benefits to be paid to the Alternate Payee does not exceed $5,000, then such benefits shall be paid in a lump sum as soon as administratively practicable following the date that this order is deemed to be qualified regardless of whether such date precedes the Earliest Retirement Date.

            Notwithstanding the foregoing, if the value of the benefits to be paid to an Alternate Payee exceeds $5,000, then, if the Qualified Domestic Relations Order so provides and if the Alternate Payee consents in writing, such benefits may be paid in a lump sum as soon as administratively practicable following as of the first day of any month coincident with or next following the date that this order is deemed to be qualified, regardless of whether such date precedes the Earliest Retirement Date.

17.4  TREATMENT OF FORMER SPOUSE

      To the extent provided in any Qualified Domestic Relations Order:

      (A) the former spouse of a Participant shall be treated as a "surviving spouse" of such Participant for purposes of Section 401(a)(11) and 417 of the Code, and any spouse of the Participant shall not be treated as a spouse of the Participant for such purposes; and

      (B) if married for at least one (1) year to the Participant, such former spouse shall be treated as meeting the requirements of Section 417(d) of the Code.

17.5  NOTIFICATION OF RECEIPT OF ORDER

      The Benefits Administration Committee shall promptly notify a Participant and any other Alternate Payee of the receipt of a Qualified Domestic Relations Order and of the Plan's procedure for determining whether the order meets the requirements of a Qualified Domestic Relations Order under this Article. Within a reasonable period of time after the receipt of such order, the Benefits Administration Committee, in accordance with such procedures as it shall from time to time establish, shall determine whether such order meets the requirements of a Qualified Domestic Relations Order under this Article, and shall notify the Participant and each Alternate Payee of such determination.

17.6  SEPARATE ACCOUNTING

      During any period of time in which the issue of whether a domestic relations order meets the requirements of a Qualified Domestic Relations Order under this Article is being determined by a court of competent jurisdiction or by the Benefits Administration Committee, the Benefits Administration Committee shall separately account for the amounts (hereafter referred to as the "segregated amounts") which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order under this Article. If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made. under the domestic relations order, such order is determined to be a Qualified Domestic Relations Order under this Article, the Benefits Administration Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. If within the eighteen (18) month period referred to above it is determined that such order is not a Qualified Domestic Relations Order under this Article, or the issue as to whether such order so qualifies is not resolved, then the Benefits Administration Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order under this Article which is made after the end of the eighteen (18) month period described above shall be applied prospectively only.



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                                   ARTICLE 18

                           DIRECT ROLLOVER PROVISIONS

18.1  APPLICATION OF ARTICLE

      Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Benefits Administration Committee, to have any portion of an Eligible Rollover Distribution that is at least equal to $500 paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

18.2  DEFINITIONS

      (A)   ELIGIBLE ROLLOVER DISTRIBUTION

            An Eligible Rollover Distribution is any distribution of all or any portion of any benefit due to the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under
            Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a Plan Year.

      (B)   ELIGIBLE RETIREMENT PLAN

            An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust that is part of a defined contribution plan described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution.


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

            However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      (C)   DISTRIBUTEE

            A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

      (D)   DIRECT ROLLOVER

            A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                                   ARTICLE 19

                                 EFFECTIVE DATE

19.1  GENERAL EFFECTIVE DATE

      This amended and restated Plan is generally effective January 1, 1998 and states the terms of the Plan as of that date. Notwithstanding the foregoing, certain provisions of the Plan are effective prior to January 1, 1998, as stated in Section 19.2.

19.2  SPECIAL EFFECTIVE DATES

      It is the intent of the Employer in adopting this restated Plan that any provision of the Plan which must be retroactively effective as of a date (a "Remedial Amendment Date") earlier than January 1, 1998 for the Plan to continue to be tax-qualified under Section 401 (a) of the Code shall be effective as of such Remedial Amendment Date. By way of example and not by way of limitation, the following provisions of this amended and restated Plan shall be effective as follows:

      (A) The following provisions of the Plan shall be effective as of January 1, 1997: Section 1.14(B); Section 1.30; Section 1.34;
            Section 3.6; Section 3.7; Section 3.8; Section 4.2; Section 4.3;
            Section 4.4; and Section 4.10.

      (B)   Section 3.9 is effective December 12, 1994.



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

                                 EXECUTION PAGE

In witness hereof, the Company has caused this Plan, effective as of the Effective Date, to be executed by its duly authorized officer(s) this 29 day of DECEMBER, 1998.

                              By    /s/ Carolyn Melvin
                                      ---------------------------------------


                              Title  Vice President, Secretary & General Counsel

                              By
                                ---------------------------------------------


                              Title
                                   ------------------------------------------



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

                                   APPENDIX A

                            SERVICE COMMENCEMENT DATE

                  The following shall establish to what extent, if any, service with a prior employer shall be credited for purposes of determining Years of Eligibility Service and Years Vesting Service, for Employees who were employed by the following companies immediately prior to being employed by the Company:


EMPLOYING COMPANY            YEAR OF ELIGIBILITY        YEAR OF VESTING
-----------------            -------------------        ---------------

National City Card           Date of hire with          Date of hire with
Services Division of         NBCC if employed with      NBCC if employed
National City Bank           NBCC on 11/22/96           with NBCC on 11/22/96
Columbus ("NBCC")

Dresser Industries           Date of hire with          Date of hire with
("Dresser")                  Dresser if employed        Dresser if employed
                             by Dresser on 7/15/97      by Dresser on 7/15/97

Huntington National Bank     Date of hire with HNB if
("HNB")                      employed by HNB
                             on 7/19/98




                                      A-1